Exhibit 99.1

News Release

Contact:
Investors	Media
Steve Shriner	Mike McCoy
(404) 827-6714	(404) 588-7230

For Immediate Release

October 21, 2010

SunTrust Reports Third Quarter Results

Higher Revenues and Lower Credit Costs Drive Earnings Per Share of $0.17 and Net Income of $84 Million

ATLANTA— SunTrust Banks, Inc. (NYSE: STI) announced today that stronger revenue performance and a continued decline in credit-related costs resulted in net income available to common shareholders of $84 million, or $0.17 per average common diluted share, in the third quarter of 2010. The Company reported a net loss of $377 million, or $0.76 per average common share, in the third quarter of 2009 and a net loss of $56 million, or $0.11 per average common share, in the second quarter of 2010.

“The revenue generation of our core business and continued strength of the balance sheet affirms our confidence that our client-centric strategies are gaining traction and driving better results,” said James M. Wells III, chairman and chief executive officer of SunTrust Banks, Inc. “While decreasing credit costs are certainly welcomed, we are even more encouraged by the improvement in our operating results that are being driven by several of our lines of business.” Mr. Wells also noted an improvement in net interest income, a result of increased earning assets and continued favorable deposit trends.

Third Quarter 2010 Consolidated Highlights

•	Net income available to common shareholders of $0.17 per share compared to net losses of $0.11 per share in the prior quarter and $0.76 per share in the third quarter of 2009.
•	Net income for the quarter before preferred dividends was $153 million, up from $12 million in the second quarter.
•

Total revenues increased compared to the second quarter driven by mortgage and capital markets-related revenues and higher net interest income. The results were generated despite $81 million in mark-to-market valuation losses, net of hedges, related to the Company’s public debt and index-linked certificates of deposit carried at fair value.

•

Net interest margin increased 8 basis points to 3.41% and net interest income rose 8% on a sequential quarter basis due to a continued decline in funding costs, further improvement in deposit mix and earning asset growth.

•	Noninterest expenses were relatively flat on a sequential quarter basis with lower debt extinguishment costs offset primarily by higher revenue-related personnel costs and legal-related expenses.

•	Asset quality continued to improve in the third quarter. Nonperforming assets, nonaccrual loans and net charge-offs all declined compared to the prior quarter and the third quarter of 2009.
•

Provision expense declined due to lower net charge-offs and the impact of improved credit trends on the allowance for loan losses. The allowance for loan losses declined $70 million and total loans increased 2% resulting in an allowance to loan ratio of 2.69%.

•

Average loans grew slightly during the current quarter primarily in consumer loans and government guaranteed residential mortgage loans. Consumer loan growth included the purchase of a high-quality consumer auto loan portfolio.

•	Average deposits increased as growth in lower-cost deposits was partially offset by a decline in higher-cost time deposits.
•	Capital ratios remained strong with an estimated Tier 1 common equity ratio of 8.00% and Tier 1 capital ratio of 13.60%.

	3rd Quarter 2010	2nd Quarter 2010	3rd Quarter 2009
Income Statement
(Dollars in millions, except per share data)
Net income /(loss)	$153	$12	$(317)
Net income/(loss) available to common shareholders	84	(56)	(377)
Net income/(loss) per average common diluted share	0.17	(0.11)	(0.76)
Total revenue – fully taxable-equivalent	2,313	2,160	1,943
Revenue – fully taxable-equivalent, excluding securities gains/losses, net	2,244	2,103	1,897
Net interest income – fully taxable-equivalent	1,266	1,208	1,168
Provision for credit losses	615	662	1,134
Noninterest income	1,047	952	775
Noninterest expense	1,499	1,503	1,429
Net interest margin – fully taxable equivalent	3.41%	3.33%	3.10%

Balance Sheet
(Dollars in billions)
Average loans	$113.3	$113.0	$119.8
Average consumer and commercial deposits	117.2	116.5	114.5

Capital
Tier 1 capital ratio (1)	13.60%	13.51%	12.58%
Tier 1 common equity ratio (1)	8.00%	7.92%	7.49%
Total average shareholders’ equity to total average assets	13.42%	13.03%	13.03%

Asset Quality
Net charge-offs to average loans (annualized)	2.42%	2.57%	3.33%
Allowance for loan losses to period-end loans	2.69%	2.81%	2.61%
Nonperforming loans to total loans	3.80%	4.16%	4.67%

(1) Current period Tier 1 capital and Tier 1 common equity ratios are estimated as of the earnings release date.

CONSOLIDATED FINANCIAL PERFORMANCE

(Presented on a fully taxable-equivalent basis unless otherwise noted)

Revenue

For the third quarter of 2010, total revenue rose 7% on a sequential quarter basis and increased 19% over the third quarter of 2009. Revenue growth was driven by higher net interest income and growth in fee-based income, particularly mortgage and capital markets-related revenues. Mark-to-market valuation losses, net of hedges, on the Company’s public debt and index-linked certificates of deposits carried at fair value were $81 million in the third quarter compared to gains of $86 million in the second quarter of 2010 and losses of $145 million in the third quarter of 2009. The current quarter included net gains of $69 million from the sale of securities, compared to gains of $57 million and $47 million in the prior quarter and third quarter of 2009, respectively.

For the nine months, total revenue was $6.4 billion, essentially flat compared to the same period in 2009. Higher net interest income, gains on the Company’s debt carried at fair value compared to losses in 2009, and gains on the sale of securities in 2010 were offset by lower mortgage production income and service charges in 2010. Additionally, the Company recognized a $112 million gain from the sale of Visa shares in the second quarter of 2009.

Net Interest Income

Net interest income was $1.3 billion in the third quarter of 2010, an increase of 8% from the third quarter of 2009 and 5% on a sequential quarter basis. Higher average securities available for sale and total loans contributed to a 1% increase in average earning assets on a sequential quarter basis. Compared to a year ago, average earning assets declined $2.3 billion, or 2%, primarily attributable to declines in loans and loans held for sale, partially offset by an increase in average securities available for sale.

Net interest margin for the third quarter was 3.41%, up 31 basis points from the same quarter last year and eight basis points compared to the prior quarter, primarily driven by lower funding costs. Growth in lower-cost deposits, coupled with significant reductions in higher-cost time deposits and long-term debt contributed to a 49 basis point year-over-year decline in the cost of average interest-bearing liabilities.

For the nine months, net interest income was $3.7 billion, an increase of 9% from the prior year, while net interest margin increased 38 basis points to 3.35%. The same factors in the quarterly year-over-year comparisons contributed to the nine month increase in net interest income and margin.

Noninterest Income

Total noninterest income was $1.0 billion for the third quarter of 2010, a $95 million, or 10%, sequential quarter increase primarily driven by higher mortgage and capital markets-related income, partially offset by lower service charges. Due to improvement in the Company’s credit spreads during the quarter, the Company recorded market valuation losses, net of hedges, on its public debt and index-linked certificates of deposit carried at fair value of $81 million compared to a gain of $86 million in the prior quarter. Compared to the third quarter of 2009, noninterest income increased $272 million, or 35%, due to higher mortgage and capital markets-related income, partially offset by lower service charges. In addition, the third quarter of 2009 included $145 million in mark-to-market net losses on the Company’s public debt and index-linked certificates of deposit carried at fair value. In the current quarter, gains from the sale of securities associated with repositioning the investment portfolio were $69 million compared to $57 million in the prior quarter and $47 million in the third quarter of 2009.

Mortgage production income increased significantly due to lower interest rates, increasing $150 million over the prior quarter and $105 million over the third quarter of 2009, as application volumes increased over 25% and margins expanded compared to the second quarter of 2010. Estimated mortgage repurchase losses recognized during the current quarter were $95 million, compared to $148 million in the prior quarter and $136 million in the third quarter of 2009. As of September 30, 2010, mortgage repurchase reserves totaled $270 million, up $14 million during the quarter.

Mortgage servicing income for the quarter was $132 million, which was $44 million higher than the prior quarter due to improved hedge performance. Net hedge performance in the current quarter was $74 million compared to $35 million in the prior quarter. Mortgage servicing income for the third quarter of 2009 was $60 million. As of September 30, 2010, the Company serviced $176.6 billion in mortgage loans, down slightly compared to the prior year.

Trading account profits and commissions decreased $130 million on a sequential quarter basis in the third quarter of 2010 primarily due to the mark-to-market valuation losses, net of hedges, on the Company’s public debt and index-linked certificates of deposits carried at fair value. The Company has historically recorded certain index-linked certificates of deposits at fair value. The outstanding balance of these deposits since September 30, 2009 has remained stable at approximately $1.2 billion. The mark-to-market valuation gains and losses related to these instruments in prior periods has been relatively insignificant; however, during the current quarter, improvement in the Company’s credit spreads combined with the significant decline in interest rates resulted in a $59 million mark-to-market loss. Excluding these debt-related mark-to-market losses, trading income increased due to higher fixed income and derivatives trading income. Compared to the third quarter of 2009, trading account profits and commissions increased $65 million, primarily due to the $64 million reduction in mark-to-market valuation losses on the Company’s public debt and index-linked certificates of deposit carried at fair value. Increased mergers and acquisition advisory fees and bond underwriting activities drove a 66% increase in investment banking income on a sequential quarter basis and a 28% increase over the third quarter of 2009.

Noninterest income in the current quarter from consumer and commercial fee-based services was generally higher compared to the prior quarter and third quarter of 2009 with the exception of service charges on deposits. During the current quarter, service charges on deposits were impacted by the recently enacted regulations requiring clients to elect whether to opt in to certain account transaction services. Service charges declined $24 million, or 11%, on a sequential quarter basis, and $35 million, or 16%, compared to the third quarter of 2009.

For the nine months, total noninterest income was $2.7 billion, down 9% compared to the same period of 2009. The decline was largely due to lower mortgage production income from increased mortgage repurchase losses and lower loan production in 2010, lower service charges in 2010, and the gain on the sale of Visa shares of $112 million recorded in 2009, partially offset by higher gains on the sale of securities and reduced mark-to-market value losses on the Company’s debt instruments carried at fair value in 2010.

Noninterest Expense

Total noninterest expense in the current quarter was $1.5 billion, up $70 million, or 5%, from the third quarter of 2009. Increases in employee compensation-related expenses, FDIC insurance premiums, outside processing and software expense, and debt extinguishment costs drove the year-over-year increase in noninterest expense, which was partially offset by lower credit-related costs. Personnel-related expenses increased primarily due to higher salary and contract labor expense. Full-time equivalent employees increased by 584 compared to September 30, 2009, with the majority of the increase occurring in retail branches and client support areas. Higher incentive compensation related to improved business performance, including higher mortgage loan production, also contributed to the increase in personnel-related expenses. Credit-related expenses were $180 million in the current quarter, down $34 million, or 16%, primarily due to the $29 million of expense related to the reserve for unfunded commitments recorded in the third quarter of 2009; beginning in the fourth quarter of 2009, this expense was included in provision for credit losses. FDIC insurance premiums increased due to higher deposit balances and assessment rates that became effective in the fourth quarter of 2009. Outside processing and software expense increased $10 million, or 7%, due to higher transaction volume and increased investment in software. Debt extinguishment costs of $12 million were related to the repayment of $1.0 billion of long-term debt during the third quarter of 2010.

On a sequential quarter basis, debt extinguishment costs declined $51 million. Personnel expenses increased $26 million, or 4%. Full-time equivalent employees increased 349 with the majority attributable to increased mortgage production. Incentive compensation also increased related to higher revenue. The increase in other noninterest expense was primarily due to legal-related expenses. Credit-related expenses remained stable as increases in operating losses were offset by reductions in other real estate expenses.

For the nine months, total noninterest expense was $4.4 billion, a decrease of $747 million, or 15%, compared to the same period in 2009. The decline was primarily due to the $751 million non-cash goodwill impairment charge recorded in the first quarter of 2009. FDIC insurance premiums declined $45 million, primarily due to the special assessment paid in the second quarter of 2009. Credit-related expenses remained elevated but declined $43 million compared to a year ago, as mortgage reinsurance costs declined $80 million, partially offset by a $28 million increase in other real estate expenses. Marketing and customer development costs increased 18% on increased promotional and advertising spending, while outside processing expense increased 8% for the same reasons cited in the year-over-year quarterly comparison. Debt extinguishment costs increased $51 million.

Income Taxes

For the third quarter of 2010, the Company recognized a provision for income taxes of $14 million, compared to a benefit of $336 million for the third quarter of 2009. The effective tax rate for the current quarter was 8.25%.

U.S. Treasury Preferred Dividends

For the third quarter and year-to-date periods of 2010 and 2009, the Company recorded $67 million and $200 million, respectively, in preferred dividends related to the $4.85 billion in preferred securities issued to the U.S. Treasury under the Capital Purchase Program. The 5.5% effective yield reflects the 5.0% dividend rate and the amortization of the discount recorded on the preferred stock at issuance.

Balance Sheet

As of September 30, 2010, SunTrust had total assets of $174.7 billion and shareholders’ equity of $23.4 billion, representing 13.42% of total assets. Book value per common share was $37.01 as of September 30, 2010.

Loans

Average loans for the third quarter of 2010 were $113.3 billion, down $6.5 billion, or 5%, compared to the third quarter of 2009. The decline was concentrated in the construction, residential real estate, commercial and commercial real estate loan categories. The Company continues to reduce its exposure to residential real estate, most notably real estate construction loans, which, on average, declined 39% from the third quarter of 2009. On a sequential quarter basis, average loans increased slightly as declines in commercial real estate and home equity lines were offset by growth in consumer loans and government guaranteed residential mortgage loans. Consumer loan growth included the purchase of a high-quality $741 million consumer auto loan portfolio. The Company also consolidated a $467 million student loan portfolio at the end of the third quarter of 2010. As of September 30, 2010, total loans outstanding were $115.1 billion compared to $112.9 billion as of June 30, 2010, up 2%. During the current quarter, loan originations totaled $19.7 billion, including renewals and loan commitments, which is 12% greater than the prior quarter.

Deposits

Average consumer and commercial deposits for the third quarter of 2010 totaled $117.2 billion, up 2% from the third quarter of 2009. As clients continued to migrate to more liquid products, average demand deposits and money market accounts increased $2.0 billion, or 8%, and $7.3 billion, or 23%, respectively, while consumer time deposits and other time deposits declined $6.5 billion, or 22%. Average total brokered and foreign deposits declined $2.5 billion, or 47%, from the third quarter of 2009, as the Company’s deposit growth initiatives replaced these wholesale funding sources with client deposits. On a sequential quarter basis, average consumer and commercial deposits increased 1%, with the majority of the increase in lower-cost deposits.

Capital and Liquidity

The Company’s capital ratios remained strong at September 30, 2010, with estimated Tier 1 common equity, Tier 1 capital, and tangible equity to tangible asset ratios of 8.00%, 13.60%, and 10.19%, respectively. The increase in the Tier 1 common equity and Tier 1 capital ratios was due to earnings in the quarter as risk weighted assets increased marginally due to growth in high-quality loans and investment securities. The Company’s regulatory capital position remains strong relative to current regulatory requirements and the guidelines recently published by the Basel Committee and endorsed by U.S. regulatory agencies. The Company also has substantial available liquidity, as the inflows of client deposits have largely been retained in cash or invested in high-quality government-backed securities.

Asset Quality

Asset quality trends continued to improve during the quarter with net charge-offs, nonperforming loans, and nonperforming assets all declining compared to the prior quarter. Early stage delinquencies remained relatively stable, declining 2 basis points to 1.24%. The allowance for loan losses declined $70 million to $3.1 billion as of September 30, 2010. The allowance for loan losses was 2.69% of total loans, down 12 basis points from June 30, 2010 due to the decline in the allowance for loan losses combined with higher period-end loan balances. As of September 30, 2010, approximately 7% of the Company’s loan portfolio was substantially guaranteed by the federal government and its agencies. The allowance to nonperforming loans was 71.07% as of September 30, 2010, up 343 basis points from June 30, 2010. The reserve for unfunded commitments was $55 million at quarter end, down $5 million from June 30, 2010, due to improved credit quality related to certain commercial and large corporate clients.

The provision for credit losses was $615 million, a decline of $47 million on a sequential quarter basis and a decline of $519 million from the third quarter of 2009. Net charge-offs in the current quarter were $690 million, down $316 million from the same quarter last year and down $32 million on a sequential quarter basis. Compared to the third quarter of 2009, net charge-offs in all loan categories declined with the exception of a small increase in commercial real estate-related loans. On a sequential quarter basis, net charge-offs related to construction and commercial loans declined but were partially offset by increases in the commercial real estate and residential mortgage portfolios. Net charge-offs to average annualized loans declined to 2.42% in the current quarter, down 91 basis points from the same period in 2009 and down 15 basis points on a sequential quarter basis. Year-to-date, net charge-offs were $2.2 billion, down $184 million, or 8%, from the same period in 2009, while the provision for credit losses was down $952 million, or 31%.

Nonaccrual loans declined, continuing a trend that began in the third quarter of 2009, and totaled $4.4 billion, or 3.80% of total loans, as of September 30, 2010. This compares to $5.4 billion, or 4.67%, of total loans as of September 30, 2009. The decrease was driven primarily by residential mortgages and construction loans; however, all nonaccrual loan categories have declined except for commercial real estate, which increased $182 million compared to a year ago. Nonaccrual loans declined $326 million, or 7%, on a sequential quarter basis with all loan categories stable or down. The overall decline in nonaccrual loans was due to repayments, net charge-offs, transfers to other real estate owned, and reduced inflows into nonaccrual. Despite the migrations of nonperforming loans into other real estate owned, OREO declined $55 million during the quarter to $645 million as of September 30, 2010.

Efforts to assist clients that are experiencing financial difficulties have continued during the third quarter resulting in loan modifications. Accruing restructured loans totaled $2.5 billion as of September 30, 2010, an increase of $247 million over the prior quarter end. The increase primarily related to residential mortgages, with commercial real estate related restructured loans increasing $17 million. Nonaccruing restructured loans remained relatively stable at $988 million.

LINE OF BUSINESS FINANCIAL PERFORMANCE

Line of Business Results

The Company has included line of business financial tables as part of this release on its website at www.suntrust.com in the Investor Relations section located under “About SunTrust.” During the second quarter of 2010 the Company adjusted its lines of business used to measure business activities to align with certain organizational changes implemented during the quarter. The Company’s business segments are: Retail Banking, Diversified Commercial Banking, Corporate and Investment Banking, Mortgage, Wealth and Investment Management, and Commercial Real Estate. All revenue in the line of business tables is reported on a fully taxable-equivalent basis. For the lines of business, results include net interest income, which is computed using matched-maturity funds transfer pricing. Further, provision for loan losses is represented by net charge-offs. SunTrust also reports results for Corporate Other and Treasury, which includes the Treasury department as well as the residual expense associated with operational and support expense allocations. This segment also includes differences created between internal management accounting practices and generally accepted accounting principles, certain matched-maturity funds transfer pricing credits and charges, differences in provision for loan losses compared to net charge-offs, as well as equity and its related impact. A detailed discussion of the line of business results will be included in the Company’s forthcoming quarterly report on Form 10-Q.

Corresponding Financial Tables and Information

Investors are encouraged to review the foregoing summary and discussion of SunTrust’s earnings and financial condition in conjunction with the detailed financial tables and information which SunTrust has also published today and SunTrust’s forthcoming quarterly report on Form 10-Q. Detailed financial tables and other information are also available on the Company’s website at www.suntrust.com in the Investor Relations section located under “About SunTrust.” This information is also included in a current report on Form 8-K furnished with the Securities and Exchange Commission today.

Conference Call

SunTrust management will host a conference call on October 21, 2010, at 8:00 a.m. (Eastern Time) to discuss the earnings results and business trends. Individuals may call in beginning at 7:45 a.m. (Eastern Time) by dialing 1-888-972-7805 (Passcode: 3Q10). Individuals calling from outside the United States should dial 1-517-308-9091 (Passcode: 3Q10). A replay of the call will be available approximately one hour after the call ends on October 21, 2010, and will remain available until November 4, 2010, by dialing 1-800-879-7389 (domestic) or 1-402-220-5339 (international).

Alternatively, individuals may listen to the live webcast of the presentation by visiting the SunTrust investor relations website at www.suntrust.com/investorrelations. Beginning the afternoon of October 21, 2010, listeners may access an archived version of the webcast in the “Webcasts and Presentations” subsection found on the investor relations webpage. This webcast will be archived and available for one year. A link to the Investor Relations page is also found in the footer of the SunTrust home page.

SunTrust Banks, Inc., headquartered in Atlanta, is one of the nation’s largest banking organizations, serving a broad range of consumer, commercial, corporate and institutional clients. The Company operates an extensive branch and ATM network throughout the Southeast and Mid-Atlantic states and a full array of technology-based, 24-hour delivery channels. The Company also serves clients in selected markets nationally. Its primary businesses include deposit, credit, and trust and investment management services. Through various subsidiaries, the Company provides mortgage banking, insurance, brokerage, equipment leasing, and capital markets services. SunTrust’s Internet address is www.suntrust.com.

Important Cautionary Statement About Forward-Looking Statements

This news release includes non-GAAP financial measures to describe SunTrust’s performance. The reconciliations of those measures to GAAP measures are provided within or in the appendix to this news release. In this news release, the Company presents net interest income and net interest margin on a fully taxable-equivalent (“FTE”) basis, and ratios on an annualized basis. The FTE basis adjusts for the tax-favored status of income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts.

This news release may contain forward-looking statements. Statements regarding future levels of net interest margin, future levels of and rates of change in delinquencies, future levels of nonperforming loans and charge-offs, the future level of service charge income, the impact of legislative and regulatory changes, the level of future losses from repurchase requests, the size of future reserve additions, future levels of litigation related costs, and future levels of the allowance for loan losses are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Such statements speak as of the date hereof, and we do not assume any obligation to update the statements made herein or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Item 1A of Part I of our 10-K and in other periodic reports that we file with the SEC. Those factors include: difficult market conditions have adversely affected our industry; recent levels of market volatility are unprecedented; we are subject to capital adequacy guidelines and, if we fail to meet these guidelines, our financial condition would be adversely affected; recently enacted legislation, or legislation enacted in the future, or any proposed federal programs subject us to increased regulation and may adversely affect us; we have not yet received permission to repay TARP funds; emergency measures designed to stabilize the U.S. banking system are beginning to wind down; we are subject to credit risk; weakness in the economy and in the real estate market, including specific weakness within our geographic footprint, has adversely affected us and may continue to adversely affect us; weakness in the real estate market, including the secondary residential mortgage loan markets, has adversely affected us and may continue to adversely affect us; as a financial services company, adverse changes in general business or economic conditions could have a material adverse effect on our financial condition and results of operations; changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital or liquidity; the fiscal and monetary policies of the federal government and its agencies could have a material adverse effect on our earnings; we may be required to repurchase mortgage loans or indemnify mortgage loan purchasers as a result of breaches of representations and warranties, borrower fraud, or certain borrower defaults, which could harm our liquidity, results of operations, and financial condition; we may continue to suffer increased losses in our loan portfolio despite enhancement of our underwriting policies; depressed market values for our stock may require us to write down goodwill; clients could pursue alternatives to bank deposits, causing us to lose a relatively inexpensive source of funding; consumers may decide not to use banks to complete their financial transactions, which could affect net income; we have businesses other than banking which subject us to a variety of risks; hurricanes and other natural disasters may adversely affect loan portfolios and operations and increase the cost of doing business; negative public opinion could damage our reputation and adversely impact business and revenues; we rely on other companies to provide key components of our business infrastructure; the soundness of other financial institutions could adversely affect us; we rely on our systems, employees, and certain counterparties, and certain failures could materially adversely affect our operations; we depend on the accuracy and completeness of information about clients and counterparties; we are subject to certain litigation, and our expenses related to this litigation may adversely affect our results; regulation by federal and state agencies could adversely affect the business, revenue, and profit margins; competition in the financial services industry is intense and could result in losing business or reducing margins; future legislation could harm our competitive position; maintaining or increasing market share depends on market acceptance and regulatory approval of new products and services; we may not pay dividends on your common stock; our ability to receive dividends from our subsidiaries accounts for most of our revenue and could affect our liquidity and ability to pay dividends; significant legal actions could subject us to substantial uninsured liabilities; recently declining values of real estate, increases in unemployment, and the related effects on local economies may increase our credit losses, which would negatively affect our financial results; deteriorating credit quality, particularly in real estate loans, has adversely impacted us and may continue to adversely impact us; our allowance for loan losses may not be adequate to cover our eventual losses; we will realize future losses if the proceeds we receive upon liquidation of nonperforming assets are less than the carrying value of such assets; disruptions in our ability to access global capital markets may negatively affect our capital resources and liquidity; in 2009 and 2010, credit rating agencies downgraded the credit ratings of SunTrust Bank and SunTrust Banks, Inc., and these downgrades and any subsequent downgrades could adversely impact the price and liquidity of our securities and could have an impact on our businesses and results of operations; we have in the past and may in the future pursue acquisitions, which could affect costs and from which we may not be able to realize anticipated benefits; we depend on the expertise of key personnel, and if these individuals leave or change their roles without effective replacements, operations may suffer; we may not be able to hire or retain additional qualified personnel and recruiting and compensation costs may increase as a result of turnover, both of which may increase costs and reduce profitability and may adversely impact our ability to implement our business strategy; our accounting policies and processes are critical to how we report our financial condition and results of operations, and require management to make estimates about matters that are uncertain; changes in our accounting policies or in accounting standards could materially affect how we report our financial results and condition; our stock price can be volatile; our disclosure controls and procedures may not prevent or detect all errors or acts of fraud; our financial instruments carried at fair value expose us to certain market risks; our revenues derived from our investment securities may be volatile and subject to a variety of risks; and we may enter into transactions with off-balance sheet affiliates or our subsidiaries.

SunTrust Banks, Inc. and Subsidiaries

FINANCIAL HIGHLIGHTS

(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended September 30%					Nine Months Ended September 30%

	2010		2009		Change[4]	2010	2009		Change[4]
EARNINGS & DIVIDENDS
Net income/(loss)	$153		($317)		NM %	$5	($1,316)		100%
Net income/(loss) available to common shareholders	84		(377)		NM	(201)	(1,417)		86
Net income/(loss) available to common shareholders excluding goodwill/intangible impairment charges other than MSRs [1]	84		(377)		NM	(201)	(702)		71
Total revenue - FTE [2]	2,313		1,943		19	6,373	6,350		-
Total revenue - FTE excluding securities (gains)/losses, net [1]	2,244		1,896		18	6,245	6,325		(1)
Net income/(loss) per average common share
Diluted	0.17		(0.76)		NM	(0.41)	(3.41)		88
Diluted excluding goodwill/intangible impairment charges other than MSRs [1]	0.17		(0.76)		NM	(0.41)	(1.69)		76
Basic	0.17		(0.76)		NM	(0.41)	(3.41)		88
Dividends paid per common share	0.01		0.01		-	0.03	0.21		(86)

CONDENSED BALANCE SHEETS
Selected Average Balances
Total assets	$171,999		$172,463		-%	$171,569	$175,915		(2	) %
Earning assets	147,249		149,579		(2)	146,538	152,365		(4)
Loans	113,322		119,796		(5)	113,587	123,064		(8)
Consumer and commercial deposits	117,233		114,486		2	116,267	111,869		4
Brokered and foreign deposits	2,740		5,193		(47)	2,945	6,398		(54)
Total shareholders’ equity	23,091		22,468		3	22,583	22,254		1

As of
Total assets	174,703		172,718		1
Earning assets	149,994		145,554		3
Loans	115,055		116,488		(1)
Allowance for loan and lease losses	3,086		3,024		2
Consumer and commercial deposits	117,494		113,601		3
Brokered and foreign deposits	2,850		5,730		(50)
Total shareholders’ equity	23,438		22,908		2

FINANCIAL RATIOS & OTHER DATA
Return on average total assets	0.35%		(0.73	) %	NM %	-%	(1.00	) %	100%
Return on average assets less net unrealized securities gains [1]	0.23		(0.83)		NM	(0.09)	(1.05)		91
Return on average common shareholders’ equity	1.83		(8.52)		NM	(1.53)	(11.06)		86
Return on average realized common shareholders’ equity [1]	0.70		(9.70)		NM	(2.57)	(11.91)		78
Net interest margin [2]	3.41		3.10		10	3.35	2.97		13
Efficiency ratio [2]	64.80		73.53		(12)	68.45	80.45		(15)
Tangible efficiency ratio [1]	64.24		72.82		(12)	67.83	67.94		-
Effective tax rate/(benefit)	8.25		(51.46)		NM	(102.05)	(32.58)		NM
Tier 1 common equity	8.00	[3]	7.49		7
Tier 1 capital	13.60	[3]	12.58		8
Total capital	16.55	[3]	15.92		4
Tier 1 leverage	11.05	[3]	11.08		(0)
Total average shareholders’ equity to total average assets	13.42		13.03		3	13.16	12.65		4
Tangible equity to tangible assets [1]	10.19		9.96		2

Book value per common share	$37.01		$36.06		3
Tangible book value per common share [1]	24.42		23.35		5
Market price:
High	27.05		24.43		11	31.92	30.18		6
Low	21.79		14.50		50	20.16	6.00		NM
Close	25.83		22.55		15	25.83	22.55		15
Market capitalization	12,914		11,256		15

Average common shares outstanding (000s)
Diluted [5]	498,802		494,169		1	495,243	415,444		19
Basic	495,501		494,169		-	495,243	415,444		19

Full-time equivalent employees	28,599		28,015		2
Number of ATMs	2,928		2,807		4
Full service banking offices	1,670		1,690		(1)

[1]	See Appendix A for reconcilements of non-GAAP performance measures.
[2]

Total revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue - FTE equals net interest income on a FTE basis plus noninterest income.

[3]	Current period tier 1 common equity, tier 1 capital, total capital and tier 1 leverage ratios are estimated as of the earnings release date.
[4]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.
[5]

For earnings per share calculation purposes, the impact of dilutive securities are excluded from the diluted share count during periods that the Company has recognized a net loss available to common shareholders because the impact would be antidilutive.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER FINANCIAL HIGHLIGHTS

(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended
	September 30 2010		June 30 2010	March 31 2010		December 31 2009		September 30 2009
EARNINGS & DIVIDENDS
Net income/(loss)	$153		$12	($161)		($248)		($317)
Net income/(loss) available to common shareholders	84		(56)	(229)		(316)		(377)
Net income/(loss) available to common shareholders excluding goodwill/intangible impairment charges other than MSRs [1]	84		(56)	(229)		(316)		(377)
Total revenue - FTE [2]	2,313		2,160	1,900		1,949		1,943
Total revenue - FTE excluding securities (gains)/losses, net [1]	2,244		2,103	1,898		1,876		1,896
Net income/(loss) per average common share
Diluted	0.17		(0.11)	(0.46)		(0.64)		(0.76)
Diluted excluding goodwill/intangible impairment charges other than MSRs [1]	0.17		(0.11)	(0.46)		(0.64)		(0.76)
Basic	0.17		(0.11)	(0.46)		(0.64)		(0.76)
Dividends paid per common share	0.01		0.01	0.01		0.01		0.01

CONDENSED BALANCE SHEETS
Selected Average Balances
Total assets	$171,999		$171,273	$171,429		$174,041		$172,463
Earning assets	147,249		145,464	146,896		146,587		149,579
Loans	113,322		113,016	114,435		115,036		119,796
Consumer and commercial deposits	117,233		116,460	115,084		117,008		114,486
Brokered and foreign deposits	2,740		2,670	3,433		5,145		5,193
Total shareholders’ equity	23,091		22,313	22,338		22,381		22,468

As of
Total assets	174,703		170,668	171,796		174,165		172,718
Earning assets	149,994		145,601	147,056		147,896		145,554
Loans	115,055		112,925	113,979		113,675		116,488
Allowance for loan and lease losses	3,086		3,156	3,176		3,120		3,024
Consumer and commercial deposits	117,494		116,261	116,144		116,303		113,601
Brokered and foreign deposits	2,850		2,407	2,606		5,560		5,730
Total shareholders’ equity	23,438		23,024	22,620		22,531		22,908

FINANCIAL RATIOS & OTHER DATA
Return on average total assets	0.35%		0.03%	(0.38	) %	(0.57	) %	(0.73	) %
Return on average assets less net unrealized securities gains [1]	0.23		(0.08)	(0.42)		(0.70)		(0.83)
Return on average common shareholders’ equity	1.83		(1.29)	(5.34)		(7.19)		(8. 52)
Return on average realized common shareholders’ equity [1]	0.70		(2.53)	(5.93)		(8.81)		(9.70)
Net interest margin [2]	3.41		3.33	3.32		3.27		3.10
Efficiency ratio [2]	64.80		69.57	71.60		74.58		73.53
Tangible efficiency ratio [1]	64.24		68.96	70.91		73.96		72.82
Effective tax rate/(benefit)	8.25		(133.13)	(54.70)		(51.46)		(51.46)
Tier 1 common equity	8.00	[3]	7.92	7.70		7.67		7.49
Tier 1 capital	13.60	[3]	13.51	13.13		12.96		12.58
Total capital	16.55	[3]	16.96	16.68		16.43		15.92
Tier 1 leverage	11.05	[3]	10.94	10.95		10.90		11.08
Total average shareholders’ equity to total average assets	13.42		13.03	13.03		12.86		13.03
Tangible equity to tangible assets [1]	10.19		10.18	9.86		9.66		9.96

Book value per common share	$37.01		$36.19	$35.40		$35.29		$36.06
Tangible book value per common share [1]	24.42		23.58	22.76		22.59		23.35
Market price:
High	27.05		31.92	28.39		24.09		24.43
Low	21.79		23.12	20.16		18.45		14.50
Close	25.83		23.30	26.79		20.29		22.55
Market capitalization	12,914		11,648	13,391		10,128		11,256

Average common shares outstanding (000s)
Diluted [4]	498,802		495,351	494,871		494,332		494,169
Basic	495,501		495,351	494,871		494,332		494,169

Full-time equivalent employees	28,599		28,250	28,263		28,001		28,015
Number of ATMs	2,928		2,902	2,828		2,822		2,807
Full service banking offices	1,670		1,675	1,678		1,683		1,690

[1]	See Appendix A for reconcilements of non-GAAP performance measures.
[2]

Total revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue - FTE equals net interest income on a FTE basis plus noninterest income.

[3]	Current period tier 1 common equity, tier 1 capital, total capital and tier 1 leverage ratios are estimated as of the earnings release date.
[4]

For earnings per share calculation purposes, the impact of dilutive securities are excluded from the diluted share count during periods that the Company has recognized a net loss available to common shareholders because the impact would be antidilutive.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME/(LOSS)

(Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended					Nine Months Ended
	September 30		Increase/(Decrease) [2]			September 30		Increase/(Decrease) [2]
	2010	2009	Amount	%		2010	2009	Amount	%
Interest income	$1,602,999	$1,657,522	($54,523)	(3	) %	$4,747,078	$5,080,131	($333,053)	(7	) %
Interest expense	365,469	520,064	(154,595)	(30)		1,159,981	1,790,918	(630,937)	(35)

NET INTEREST INCOME	1,237,530	1,137,458	100,072	9		3,587,097	3,289,213	297,884	9
Provision for credit losses	614,931	1,133,929	(518,998)	(46)		2,138,604	3,090,208	(951,604)	(31)

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	622,599	3,529	619,070	NM		1,448,493	199,005	1,249,488	NM

NONINTEREST INCOME
Service charges on deposit accounts	183,915	219,071	(35,156)	(16)		587,582	635,689	(48,107)	(8)
Trust and investment management income	124,063	118,874	5,189	4		373,372	351,891	21,481	6
Retail investment services	52,104	51,361	743	1		147,470	163,474	(16,004)	(10)
Other charges and fees	136,881	133,433	3,448	3		399,360	385,553	13,807	4
Investment banking income	96,216	75,343	20,873	28		210,007	211,915	(1,908)	(1)
Trading account profits/(losses) and commissions	(21,568)	(86,866)	65,298	75		79,902	(9,593)	89,495	NM
Card fees	95,867	82,370	13,497	16		277,107	238,535	38,572	16
Mortgage production related income/(loss)	133,293	28,143	105,150	NM		85,902	444,001	(358,099)	(81)
Mortgage servicing related income	131,869	60,193	71,676	NM		289,917	283,203	6,714	2
Gain from ownership in Visa	-	-	-	-		-	112,102	(112,102)	(100)
Other noninterest income	44,964	46,437	(1,473)	(3)		118,630	126,024	(7,394)	(6)
Securities gains/(losses), net	69,341	46,692	22,649	49		127,855	25,170	102,685	NM

Total noninterest income	1,046,945	775,051	271,894	35		2,697,104	2,967,964	(270,860)	(9)

NONINTEREST EXPENSE
Employee compensation and benefits	708,901	666,037	42,864	6		2,083,177	2,105,798	(22,621)	(1)
Net occupancy expense	91,606	90,445	1,161	1		272,674	265,082	7,592	3
Outside processing and software	156,992	146,850	10,142	7		463,459	430,570	32,889	8
Equipment expense	44,859	41,616	3,243	8		127,738	128,948	(1,210)	(1)
Marketing and customer development	43,233	38,157	5,076	13		121,318	103,146	18,172	18
Amortization/impairment of goodwill/intangible assets	13,110	13,741	(631)	(5)		39,469	794,712	(755,243)	(95)
Net loss/(gain) on extinguishment of debt	12,387	2,276	10,111	NM		66,503	15,836	50,667	NM
Visa litigation	-	-	-	-		-	7,000	(7,000)	(100)
Operating losses	27,339	18,425	8,914	48		57,242	73,616	(16,374)	(22)
Mortgage reinsurance	6,795	10,000	(3,205)	(32)		24,975	104,620	(79,645)	(76)
FDIC premium/regulatory exams	67,224	45,473	21,751	48		196,588	241,621	(45,033)	(19)
Other noninterest expense	326,509	355,827	(29,318)	(8)		909,104	837,893	71,211	8

Total noninterest expense	1,498,955	1,428,847	70,108	5		4,362,247	5,108,842	(746,595)	(15)

INCOME/(LOSS) BEFORE PROVISION/(BENEFIT) FOR INCOME TAXES	170,589	(650,267)	820,856	NM		(216,650)	(1,941,873)	1,725,223	89
Provision/(benefit) for income taxes	13,764	(336,056)	349,820	NM		(230,162)	(635,790)	405,628	64

INCOME/(LOSS) INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	156,825	(314,211)	471,036	NM		13,512	(1,306,083)	1,319,595	NM
Net income attributable to noncontrolling interest	3,771	2,730	1,041	38		8,888	9,485	(597)	(6)

NET INCOME/(LOSS)	$153,054	($316,941)	$469,995	NM		$4,624	($1,315,568)	$1,320,192	100

NET INCOME/(LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$83,771	($377,144)	$460,915	NM		($201,522)	($1,416,953)	$1,215,431	86

Net interest income - FTE [1]	$1,266,173	$1,168,174	$97,999	8		$3,676,260	$3,382,216	$294,044	9

Net income/(loss) per average common share
Diluted	0.17	(0.76)	0.93	NM		(0.41)	(3.41)	3.00	88
Basic	0.17	(0.76)	0.93	NM		(0.41)	(3.41)	3.00	88

Cash dividends paid per common share	0.01	0.01	-	-		0.03	0.21	(0.18)	(86)
Average common shares outstanding (000s)
Diluted [3]	498,802	494,169	4,633	1		495,243	415,444	79,799	19
Basic	495,501	494,169	1,332	-		495,243	415,444	79,799	19

[1]

Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis.

[2]	“NM”- Not meaningful. Those changes over 100 percent were not considered to be meaningful.
[3]

For earnings per share calculation purposes, the impact of dilutive securities are excluded from the diluted share count during periods that the Company has recognized a net loss available to common shareholders because the impact would be antidilutive.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER CONSOLIDATED STATEMENTS OF INCOME/(LOSS)

(Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended				Three Months Ended
	September 30 2010	June 30 2010	Increase/(Decrease) [2]		March 31 2010	December 31 2009	September 30 2009
			Amount	%
Interest income	$1,602,999	$1,570,393	$32,606	2%	$1,573,686	$1,629,616	$1,657,522
Interest expense	365,469	392,263	(26,794)	(7)	402,249	453,139	520,064

NET INTEREST INCOME	1,237,530	1,178,130	59,400	5	1,171,437	1,176,477	1,137,458
Provision for credit losses	614,931	662,064	(47,133)	(7)	861,609	973,706	1,133,929

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	622,599	516,066	106,533	21	309,828	202,771	3,529

NONINTEREST INCOME
Service charges on deposit accounts	183,915	207,765	(23,850)	(11)	195,902	212,665	219,071
Trust and investment management income	124,063	127,222	(3,159)	(2)	122,087	134,632	118,874
Retail investment services	52,104	48,626	3,478	7	46,740	54,329	51,361
Other charges and fees	136,881	133,379	3,502	3	129,100	137,196	133,433
Investment banking income	96,216	57,875	38,341	66	55,916	60,084	75,343
Trading account profits/(losses) and commissions	(21,568)	108,738	(130,306)	NM	(7,268)	(31,145)	(86,866)
Card fees	95,867	94,306	1,561	2	86,934	85,307	82,370
Mortgage production related income/(loss)	133,293	(16,462)	149,755	NM	(30,929)	(67,904)	28,143
Mortgage servicing related income	131,869	87,544	44,325	51	70,504	46,705	60,193
Other noninterest income	44,964	46,035	(1,071)	(2)	27,631	37,596	46,437
Securities gains/(losses), net	69,341	56,971	12,370	22	1,543	72,849	46,692

Total noninterest income	1,046,945	951,999	94,946	10	698,160	742,314	775,051

NONINTEREST EXPENSE
Employee compensation and benefits	708,901	682,483	26,418	4	691,793	694,124	666,037
Net occupancy expense	91,606	89,927	1,679	2	91,141	91,709	90,445
Outside processing and software	156,992	157,764	(772)	-	148,703	148,707	146,850
Equipment expense	44,859	42,366	2,493	6	40,513	42,939	41,616
Marketing and customer development	43,233	43,958	(725)	(2)	34,127	48,392	38,157
Amortization/impairment of goodwill/intangible assets	13,110	13,172	(62)	-	13,187	12,122	13,741
Net loss/(gain) on extinguishment of debt	12,387	63,423	(51,036)	(80)	(9,307)	23,520	2,276
Operating losses	27,339	16,106	11,233	70	13,797	25,911	18,425
Mortgage reinsurance	6,795	8,780	(1,985)	(23)	9,400	10,285	10,000
FDIC premium/regulatory exams	67,224	65,029	2,195	3	64,335	60,526	45,473
Other noninterest expense	326,509	319,741	6,768	2	262,854	295,331	355,827

Total noninterest expense	1,498,955	1,502,749	(3,794)	-	1,360,543	1,453,566	1,428,847

INCOME/(LOSS) BEFORE PROVISION/(BENEFIT) FOR INCOME TAXES	170,589	(34,684)	205,273	NM	(352,555)	(508,481)	(650,267)
Provision/(benefit) for income taxes	13,764	(49,764)	63,528	NM	(194,162)	(262,993)	(336,056)

INCOME/(LOSS) INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	156,825	15,080	141,745	NM	(158,393)	(245,488)	(314,211)
Net income attributable to noncontrolling interest	3,771	2,696	1,075	40	2,421	2,627	2,730

NET INCOME/(LOSS)	$153,054	$12,384	$140,670	NM	($160,814)	($248,115)	($316,941)

NET INCOME/(LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$83,771	($56,109)	$139,880	NM	($229,184)	($316,424)	($377,144)

Net interest income - FTE [1]	$1,266,173	$1,208,149	$58,024	5	$1,201,938	$1,206,763	$1,168,174

Net income/(loss) per average common share
Diluted	0.17	(0.11)	0.28	NM	(0.46)	(0.64)	(0.76)
Basic	0.17	(0.11)	0.28	NM	(0.46)	(0.64)	(0.76)

Cash dividends paid per common share	0.01	0.01	-	-	0.01	0.01	0.01
Average common shares outstanding (000s)
Diluted [3]	498,802	495,351	3,451	1	494,871	494,332	494,169
Basic	495,501	495,351	150	-	494,871	494,332	494,169

[1]

Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis.

[2]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.
[3]

For earnings per share calculation purposes, the impact of dilutive securities are excluded from the diluted share count during periods that the Company has recognized a net loss available to common shareholders because the impact would be antidilutive.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands) (Unaudited)

	As of September 30		Increase/(Decrease) [2]
	2010	2009	Amount	%
ASSETS
Cash and due from banks	$3,168,647	$4,303,550	($1,134,903)	(26	) %
Interest-bearing deposits in other banks	24,449	25,098	(649)	(3)
Funds sold and securities purchased under agreements to resell	962,104	829,089	133,015	16
Trading assets	6,649,916	6,673,623	(23,707)	-
Securities available for sale	30,309,826	22,122,850	8,186,976	37
Loans held for sale	3,114,174	4,577,549	(1,463,375)	(32)
Loans held for investment:
Commercial	32,847,427	33,491,704	(644,277)	(2)
Real estate:
Home equity lines	15,292,314	16,120,532	(828,218)	(5)
Construction	4,439,652	7,379,580	(2,939,928)	(40)
Residential mortgages	32,003,382	31,623,160	380,222	1
Commercial real estate:
Owner occupied	8,708,339	9,062,920	(354,581)	(4)
Investor owned	6,104,074	6,230,803	(126,729)	(2)
Consumer:
Direct	6,492,189	5,058,593	1,433,596	28
Indirect	8,164,657	6,564,095	1,600,562	24
Credit card	1,002,514	956,551	45,963	5

Total loans held for investment	115,054,548	116,487,938	(1,433,390)	(1)
Allowance for loan and lease losses	(3,086,000)	(3,024,000)	62,000	2

Net loans held for investment	111,968,548	113,463,938	(1,495,390)	(1)
Goodwill	6,323,028	6,314,382	8,646	-
Other intangible assets	1,204,352	1,604,136	(399,784)	(25)
Other real estate owned	645,359	571,553	73,806	13
Other assets	10,332,287	12,231,979	(1,899,692)	(16)

Total assets [1]	$174,702,690	$172,717,747	$1,984,943	1

LIABILITIES
Deposits:
Noninterest-bearing consumer and commercial deposits	$26,707,192	$23,590,252	$3,116,940	13%
Interest-bearing consumer and commercial deposits:
NOW accounts	23,443,715	24,483,369	(1,039,654)	(4)
Money market accounts	40,798,354	32,741,496	8,056,858	25
Savings	4,051,125	3,850,617	200,508	5
Consumer time	13,966,324	16,317,023	(2,350,699)	(14)
Other time	8,527,554	12,618,485	(4,090,931)	(32)

Total consumer and commercial deposits	117,494,264	113,601,242	3,893,022	3
Brokered deposits	2,409,055	4,953,103	(2,544,048)	(51)
Foreign deposits	440,859	776,697	(335,838)	(43)

Total deposits	120,344,178	119,331,042	1,013,136	1
Funds purchased	1,076,227	1,037,562	38,665	4
Securities sold under agreements to repurchase	2,429,346	2,186,204	243,142	11
Other short-term borrowings	4,894,410	1,692,889	3,201,521	NM
Long-term debt	15,207,837	18,177,280	(2,969,443)	(16)
Trading liabilities	2,701,742	2,531,114	170,628	7
Other liabilities	4,611,376	4,853,372	(241,996)	(5)

Total liabilities	151,265,116	149,809,463	1,455,653	1

SHAREHOLDERS’ EQUITY
Preferred stock, no par value	4,935,507	4,911,416	24,091	-
Common stock, $1.00 par value	514,667	514,667	-	-
Additional paid in capital	8,442,751	8,520,533	(77,782)	(1)
Retained earnings	8,431,253	8,886,150	(454,897)	(5)
Treasury stock, at cost, and other	(951,529)	(1,076,633)	(125,104)	(12)
Accumulated other comprehensive income	2,064,925	1,152,151	912,774	79

Total shareholders’ equity	23,437,574	22,908,284	529,290	2

Total liabilities and shareholders’ equity	$174,702,690	$172,717,747	$1,984,943	1

Common shares outstanding	499,954,653	499,146,588	808,065	-
Common shares authorized	750,000,000	750,000,000	-	-
Preferred shares outstanding	50,225	50,225	-	-
Preferred shares authorized	50,000,000	50,000,000	-	-
Treasury shares of common stock	14,711,942	15,520,007	(808,065)	(5)

[1]Includes earning assets of	$149,994,367	$145,554,286	$4,440,081	3%
[2]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER CONSOLIDATED BALANCE SHEETS

(Dollars in thousands) (Unaudited)

	As of					As of
	September 30	June 30	Increase/(Decrease) [2]			March 31	December 31	September 30
	2010	2010	Amount	%		2010	2009	2009
ASSETS
Cash and due from banks	$3,168,647	$3,835,943	($667,296)	(17	) %	$4,671,345	$6,456,406	$4,303,550
Interest-bearing deposits in other banks	24,449	24,463	(14)	-		24,665	24,109	25,098
Funds sold and securities purchased under agreements to resell	962,104	932,769	29,335	3		1,613,663	516,656	829,089
Trading assets	6,649,916	6,165,802	484,114	8		6,038,104	4,979,938	6,673,623
Securities available for sale	30,309,826	27,598,360	2,711,466	10		26,238,529	28,477,042	22,122,850
Loans held for sale	3,114,174	3,184,717	(70,543)	(2)		3,696,990	4,669,823	4,577,549
Loans held for investment:
Commercial	32,847,427	32,522,724	324,703	1		33,393,502	32,494,067	33,491,704
Real estate:
Home equity lines	15,292,314	15,442,771	(150,457)	(1)		15,676,336	15,952,546	16,120,532
Construction	4,439,652	5,004,457	(564,805)	(11)		5,756,240	6,646,831	7,379,580
Residential mortgages	32,003,382	31,125,621	877,761	3		30,804,683	30,789,759	31,623,160
Commercial real estate:
Owner occupied	8,708,339	8,876,796	(168,457)	(2)		8,926,891	8,915,447	9,062,920
Investor owned	6,104,074	6,257,146	(153,072)	(2)		6,335,013	6,159,006	6,230,803
Consumer:
Direct	6,492,189	5,711,530	780,659	14		5,368,458	5,117,765	5,058,593
Indirect	8,164,657	6,953,191	1,211,466	17		6,678,269	6,531,134	6,564,095
Credit card	1,002,514	1,031,181	(28,667)	(3)		1,040,056	1,068,289	956,551

Total loans held for investment	115,054,548	112,925,417	2,129,131	2		113,979,448	113,674,844	116,487,938
Allowance for loan and lease losses	(3,086,000)	(3,156,000)	(70,000)	(2)		(3,176,000)	(3,120,000)	(3,024,000)

Net loans held for investment	111,968,548	109,769,417	2,199,131	2		110,803,448	110,554,844	113,463,938
Goodwill	6,323,028	6,323,028	-	-		6,322,878	6,319,078	6,314,382
Other intangible assets	1,204,352	1,443,227	(238,875)	(17)		1,799,919	1,711,299	1,604,136
Other real estate owned	645,359	699,828	(54,469)	(8)		627,639	619,621	571,553
Other assets	10,332,287	10,690,916	(358,629)	(3)		9,959,075	9,835,919	12,231,979

Total assets [1]	$174,702,690	$170,668,470	$4,034,220	2		$171,796,255	$174,164,735	$172,717,747

LIABILITIES
Deposits:
Noninterest-bearing consumer and commercial deposits	$26,707,192	$25,382,113	$1,325,079	5%		$25,148,837	$24,244,041	$23,590,252
Interest-bearing consumer and commercial deposits:
NOW accounts	23,443,715	24,486,751	(1,043,036)	(4)		25,657,386	27,204,796	24,483,369
Money market accounts	40,798,354	38,443,629	2,354,725	6		36,872,574	35,212,841	32,741,496
Savings	4,051,125	4,107,414	(56,289)	(1)		4,027,338	3,752,824	3,850,617
Consumer time	13,966,324	14,665,163	(698,839)	(5)		14,546,781	14,778,577	16,317,023
Other time	8,527,554	9,176,428	(648,874)	(7)		9,890,733	11,110,373	12,618,485

Total consumer and commercial deposits	117,494,264	116,261,498	1,232,766	1		116,143,649	116,303,452	113,601,242
Brokered deposits	2,409,055	2,342,435	66,620	3		2,350,846	4,231,530	4,953,103
Foreign deposits	440,859	64,170	376,689	NM		254,941	1,328,584	776,697

Total deposits	120,344,178	118,668,103	1,676,075	1		118,749,436	121,863,566	119,331,042
Funds purchased	1,076,227	1,260,447	(184,220)	(15)		1,158,713	1,432,581	1,037,562
Securities sold under agreements to repurchase	2,429,346	2,476,519	(47,173)	(2)		2,794,195	1,870,510	2,186,204
Other short-term borrowings	4,894,410	2,516,714	2,377,696	94		2,387,640	2,062,277	1,692,889
Long-term debt	15,207,837	15,658,705	(450,868)	(3)		16,531,380	17,489,516	18,177,280
Trading liabilities	2,701,742	2,655,092	46,650	2		3,246,890	2,188,923	2,531,114
Other liabilities	4,611,376	4,408,996	202,380	5		4,308,075	4,726,507	4,853,372

Total liabilities	151,265,116	147,644,576	3,620,540	2		149,176,329	151,633,880	149,809,463

SHAREHOLDERS’ EQUITY
Preferred stock, no par value	4,935,507	4,929,357	6,150	-		4,923,292	4,917,312	4,911,416
Common stock, $1.00 par value	514,667	514,667	-	-		514,667	514,667	514,667
Additional paid in capital	8,442,751	8,445,077	(2,326)	-		8,446,209	8,521,042	8,520,533
Retained earnings	8,431,253	8,358,155	73,098	1		8,419,219	8,562,807	8,886,150
Treasury stock, at cost, and other	(951,529)	(968,279)	(16,750)	(2)		(989,840)	(1,055,136)	(1,076,633)
Accumulated other comprehensive income	2,064,925	1,744,917	320,008	18		1,306,379	1,070,163	1,152,151

Total shareholders’ equity	23,437,574	23,023,894	413,680	2		22,619,926	22,530,855	22,908,284

Total liabilities and shareholders’ equity	$174,702,690	$170,668,470	$4,034,220	2		$171,796,255	$174,164,735	$172,717,747

Common shares outstanding	499,954,653	499,928,565	26,088	-		499,857,812	499,156,858	499,146,588
Common shares authorized	750,000,000	750,000,000	-	-		750,000,000	750,000,000	750,000,000
Preferred shares outstanding	50,225	50,225	-	-		50,225	50,225	50,225
Preferred shares authorized	50,000,000	50,000,000	-	-		50,000,000	50,000,000	50,000,000
Treasury shares of common stock	14,711,942	14,738,030	(26,088)	-		14,808,783	15,509,737	15,520,007

[1]Includes earning assets of	$149,994,367	$145,601,253	$4,393,114	3%		$147,056,130	$147,896,225	$145,554,286
[2]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED DAILY AVERAGE BALANCES,

AVERAGE YIELDS EARNED AND RATES PAID

(Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Three Months Ended						Increase/(Decrease) From
	September 30, 2010			June 30, 2010			Sequential Quarter			Prior Year Quarter
	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Yields/ Rates		Average Balances	Yields/ Rates
ASSETS
Loans:
Real estate residential mortgage 1-4 family	$27,266	$387	5.68%	$26,783	$393	5.87%	$483	(0.19	) %	($1,132)	(0.29	) %
Real estate construction	3,292	31	3.76	3,274	30	3.67	18	0.09		(2,128)	0.47
Real estate home equity lines	14,785	127	3.40	14,973	126	3.37	(188)	0.03		(826)	0.08
Real estate commercial	14,134	145	4.08	15,091	154	4.09	(957)	(0.01)		(1,686)	0.03
Commercial - FTE [1]	32,480	459	5.60	32,503	447	5.52	(23)	0.08		(2,930)	0.53
Credit card	1,049	22	8.37	1,064	23	8.45	(15)	(0.08)		59	0.84
Consumer - direct	5,872	66	4.45	5,544	60	4.32	328	0.13		830	0.56
Consumer - indirect	7,770	108	5.50	6,946	101	5.86	824	(0.36)		1,153	(0.83)
Nonaccrual and restructured	6,674	10	0.63	6,838	11	0.63	(164)	-		186	0.04

Total loans	113,322	1,355	4.74	113,016	1,345	4.77	306	(0.03)		(6,474)	0.11
Securities available for sale:
Taxable	25,502	208	3.26	23,977	186	3.11	1,525	0.15		5,934	(0.75)
Tax-exempt - FTE [1]	732	10	5.26	866	12	5.39	(134)	(0.13)		(247)	(0.18)

Total securities available for sale - FTE [1]	26,234	218	3.32	24,843	198	3.19	1,391	0.13		5,687	(0.76)
Funds sold and securities purchased under agreements to resell	1,021	-	0.08	1,009	-	0.11	12	(0.03)		326	(0.14)
Loans held for sale	3,276	35	4.33	3,342	33	3.97	(66)	0.36		(1,825)	(0.16)
Interest-bearing deposits	25	-	0.10	27	-	0.17	(2)	(0.07)		(1)	(0.41)
Interest earning trading assets	3,371	24	2.75	3,227	24	3.03	144	(0.28)		(43)	0.01

Total earning assets	147,249	1,632	4.40	145,464	1,600	4.41	1,785	(0.01)		(2,330)	(0.08)
Allowance for loan and lease losses	(3,035)			(3,107)			72			(192)
Cash and due from banks	4,200			5,788			(1,588)			692
Other assets	18,019			18,450			(431)			534
Noninterest earning trading assets	3,171			2,709			462			44
Unrealized gains on securities available for sale, net	2,395			1,969			426			788

Total assets	$171,999			$171,273			$726			($464)

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$23,514	$13	0.23%	$24,949	$16	0.25%	($1,435)	(0.02	) %	($442)	(0.16	) %
Money market accounts	39,839	57	0.57	37,703	57	0.61	2,136	(0.04)		7,334	(0.29)
Savings	4,074	3	0.22	4,093	2	0.22	(19)	-		341	(0.10)
Consumer time	14,381	68	1.87	14,779	72	1.96	(398)	(0.09)		(2,354)	(0.93)
Other time	8,914	45	2.02	9,445	50	2.11	(531)	(0.09)		(4,127)	(0.84)

Total interest-bearing consumer and commercial deposits	90,722	186	0.81	90,969	197	0.87	(247)	(0.06)		752	(0.55)
Brokered deposits	2,418	28	4.53	2,416	28	4.57	2	(0.04)		(2,288)	2.41
Foreign deposits	322	-	0.15	254	-	0.11	68	0.04		(165)	0.04

Total interest-bearing deposits	93,462	214	0.91	93,639	225	0.96	(177)	(0.05)		(1,701)	(0.49)
Funds purchased	1,176	1	0.20	1,224	1	0.18	(48)	0.02		(346)	0.02
Securities sold under agreements to repurchase	2,505	1	0.16	2,632	1	0.14	(127)	0.02		462	0.01
Interest-bearing trading liabilities	917	9	3.61	868	8	3.76	49	(0.15)		503	(0.85)
Other short-term borrowings	3,192	3	0.40	2,537	3	0.48	655	(0.08)		1,585	(0.33)
Long-term debt	15,396	138	3.56	16,529	154	3.75	(1,133)	(0.19)		(2,993)	(0.24)

Total interest-bearing liabilities	116,648	366	1.24	117,429	392	1.34	(781)	(0.10)		(2,490)	(0.49)
Noninterest-bearing deposits	26,511			25,491			1,020			1,995
Other liabilities	3,891			4,240			(349)			(493)
Noninterest-bearing trading liabilities	1,858			1,800			58			(99)
Shareholders’ equity	23,091			22,313			778			623

Total liabilities and shareholders’ equity	$171,999			$171,273			$726			($464)

Interest Rate Spread			3.16%			3.07%		0.09%			0.41%

Net Interest Income - FTE [1]		$1,266			$1,208

Net Interest Margin [2]			3.41%			3.33%		0.08%			0.31%

[1]

The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[2]	The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED DAILY AVERAGE BALANCES,

AVERAGE YIELDS EARNED AND RATES PAID

(Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Three Months Ended
	March 31, 2010			December 31, 2009			September 30, 2009
	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates
ASSETS
Loans:
Real estate residential mortgage 1-4 family	$26,970	$397	5.88%	$27,383	$410	5.99%	$28,398	$424	5.97%
Real estate construction	4,078	34	3.44	4,753	41	3.38	5,420	45	3.29
Real estate home equity lines	15,157	125	3.33	15,420	129	3.32	15,611	131	3.32
Real estate commercial	15,105	151	4.05	15,357	157	4.04	15,820	162	4.05
Commercial - FTE [1]	33,094	449	5.50	32,707	454	5.51	35,410	453	5.07
Credit card	1,067	23	8.69	995	19	7.77	990	18	7.53
Consumer - direct	5,254	53	4.11	5,071	51	3.97	5,042	49	3.89
Consumer - indirect	6,697	101	6.10	6,636	104	6.22	6,617	105	6.33
Nonaccrual and restructured	7,013	11	0.64	6,714	12	0.68	6,488	10	0.59

Total loans	114,435	1,344	4.76	115,036	1,377	4.75	119,796	1,397	4.63
Securities available for sale:
Taxable	24,779	195	3.15	23,339	207	3.56	19,568	196	4.01
Tax-exempt - FTE [1]	910	12	5.40	952	13	5.41	979	14	5.44

Total securities available for sale - FTE [1]	25,689	207	3.23	24,291	220	3.63	20,547	210	4.08
Funds sold and securities purchased under agreements to resell	882	-	0.11	695	-	0.18	695	-	0.22
Loans held for sale	3,248	33	4.09	3,933	41	4.19	5,101	57	4.49
Interest-bearing deposits	26	-	0.28	24	-	0.36	26	-	0.51
Interest earning trading assets	2,616	20	3.07	2,608	22	3.25	3,414	24	2.74

Total earning assets	146,896	1,604	4.43	146,587	1,660	4.49	149,579	1,688	4.48
Allowance for loan and lease losses	(3,083)			(2,936)			(2,843)
Cash and due from banks	4,408			7,657			3,508
Other assets	18,690			17,648			17,485
Noninterest earning trading assets	2,634			3,099			3,127
Unrealized gains on securities available for sale, net	1,884			1,986			1,607

Total assets	$171,429			$174,041			$172,463

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$25,593	$17	0.27%	$26,374	$23	0.35%	$23,956	$24	0.39%
Money market accounts	36,250	61	0.67	34,318	63	0.72	32,505	70	0.86
Savings	3,856	2	0.24	3,814	2	0.25	3,733	3	0.32
Consumer time	14,417	70	1.97	15,549	91	2.33	16,735	118	2.80
Other time	10,448	56	2.18	11,901	75	2.48	13,041	94	2.86

Total interest-bearing consumer and commercial deposits	90,564	206	0.92	91,956	254	1.10	89,970	309	1.36
Brokered deposits	3,005	27	3.61	4,604	28	2.39	4,706	26	2.12
Foreign deposits	428	-	0.10	541	-	0.10	487	-	0.11

Total interest-bearing deposits	93,997	233	1.01	97,101	282	1.15	95,163	335	1.40
Funds purchased	1,416	1	0.17	1,427	1	0.16	1,522	-	0.18
Securities sold under agreements to repurchase	1,980	-	0.10	1,965	1	0.12	2,043	1	0.15
Interest-bearing trading liabilities	736	6	3.38	429	4	4.14	414	5	4.46
Other short-term borrowings	2,853	3	0.45	1,712	3	0.69	1,607	3	0.73
Long-term debt	17,581	159	3.66	17,692	162	3.64	18,389	176	3.80

Total interest-bearing liabilities	118,563	402	1.38	120,326	453	1.49	119,138	520	1.73
Noninterest-bearing deposits	24,520			25,052			24,516
Other liabilities	4,222			4,319			4,384
Noninterest-bearing trading liabilities	1,786			1,963			1,957
Shareholders’ equity	22,338			22,381			22,468

Total liabilities and shareholders’ equity	$171,429			$174,041			$172,463

Interest Rate Spread			3.05%			3.00%			2.75%

Net Interest Income - FTE [1]		$1,202			$1,207			$1,168

Net Interest Margin [2]			3.32%			3.27%			3.10%

[1]

The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[2]	The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED DAILY AVERAGE BALANCES,

AVERAGE YIELDS EARNED AND RATES PAID

(Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Nine Months Ended						Increase/(Decrease) From
	September 30, 2010			September 30, 2009			Prior Year
	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Yields/ Rates
ASSETS
Loans:
Real estate residential mortgage 1-4 family	$27,007	$1,177	5.81%	$29,238	$1,312	5.98%	($2,231)	(0.17	) %
Real estate construction	3,545	96	3.61	6,408	158	3.29	(2,863)	0.32
Real estate home equity lines	14,970	377	3.37	15,775	394	3.34	(805)	0.03
Real estate commercial	14,773	450	4.07	15,646	483	4.13	(873)	(0.06)
Commercial - FTE [1]	32,690	1,355	5.54	37,722	1,365	4.84	(5,032)	0.70
Credit Card	1,060	68	8.51	980	54	7.36	80	1.15
Consumer - direct	5,559	179	4.30	5,111	156	4.09	448	0.21
Consumer - indirect	7,142	310	5.80	6,580	314	6.38	562	(0.58)
Nonaccrual and restructured	6,841	31	0.63	5,604	25	0.59	1,237	0.04

Total loans	113,587	4,043	4.76	123,064	4,261	4.63	(9,477)	0.13
Securities available for sale:
Taxable	24,756	589	3.17	17,485	582	4.44	7,271	(1.27)
Tax-exempt - FTE [1]	835	34	5.36	1,020	42	5.47	(185)	(0.11)

Total securities available for sale - FTE [1]	25,591	623	3.25	18,505	624	4.50	7,086	(1.25)
Funds sold and securities purchased under agreements to resell	971	1	0.10	827	2	0.30	144	(0.20)
Loans held for sale	3,289	102	4.13	5,665	192	4.51	(2,376)	(0.38)
Interest-bearing deposits	26	-	0.18	26	-	1.09	-	(0.91)
Interest earning trading assets	3,074	67	2.93	4,278	94	2.94	(1,204)	(0.01)

Total earning assets	146,538	4,836	4.41	152,365	5,173	4.54	(5,827)	(0.13)
Allowance for loan and lease losses	(3,075)			(2,628)			(447)
Cash and due from banks	4,798			3,896			902
Other assets	18,383			17,256			1,127
Noninterest earning trading assets	2,840			3,540			(700)
Unrealized gains on securities available for sale, net	2,085			1,486			599

Total assets	$171,569			$175,915			($4,346)

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$24,678	$46	0.25%	$22,666	$76	0.45%	$2,012	(0.20	) %
Money market accounts	37,944	175	0.61	31,036	252	1.09	6,908	(0.48)
Savings	4,008	7	0.23	3,614	8	0.28	394	(0.05)
Consumer time	14,526	210	1.93	17,112	387	3.03	(2,586)	(1.10)
Other time	9,596	151	2.11	13,462	308	3.06	(3,866)	(0.95)

Total interest-bearing consumer and commercial deposits	90,752	589	0.87	87,890	1,031	1.57	2,862	(0.70)
Brokered deposits	2,611	83	4.19	6,000	126	2.77	(3,389)	1.42
Foreign deposits	334	-	0.12	398	1	0.13	(64)	(0.01)

Total interest-bearing deposits	93,697	672	0.96	94,288	1,158	1.64	(591)	(0.68)
Funds purchased	1,271	2	0.18	1,751	2	0.20	(480)	(0.02)
Securities sold under agreements to repurchase	2,375	3	0.14	2,658	4	0.20	(283)	(0.06)
Interest-bearing trading liabilities	841	23	3.60	508	16	4.14	333	(0.54)
Other short-term borrowings	2,862	9	0.44	3,038	12	0.52	(176)	(0.08)
Long-term debt	16,494	451	3.66	20,936	599	3.83	(4,442)	(0.17)

Total interest-bearing liabilities	117,540	1,160	1.32	123,179	1,791	1.94	(5,639)	(0.62)
Noninterest-bearing deposits	25,515			23,979			1,536
Other liabilities	4,116			4,410			(294)
Noninterest-bearing trading liabilities	1,815			2,093			(278)
Shareholders’ equity	22,583			22,254			329

Total liabilities and shareholders’ equity	$171,569			$175,915			($4,346)

Interest Rate Spread			3.09%			2.60%		0.49%

Net Interest Income - FTE [1]		$3,676			$3,382

Net Interest Margin [2]			3.35%			2.97%		0.38%

[1]

The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[2]	The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries

OTHER FINANCIAL DATA

(Dollars in millions) (Unaudited)

Three Months Ended	Nine Months Ended
September 30	Increase/(Decrease)	September 30	Increase/(Decrease)
2010	2009	Amount	%[1]	2010	2009	Amount	%[1]
CREDIT DATA
Allowance for credit losses - beginning	$3,216	$2,925	$291	10%	$3,235	$2,378	$857	36%
Provision for loan losses	620	1,134	(514)	(45)	2,199	3,090	(891)	(29)
Provision for unfunded commitments [2]	(5)	29	(34)	NM	(60)	31	(91)	NM
Charge-offs
Commercial	(77)	(205)	(128)	(62)	(282)	(502)	(220)	(44)
Real estate:
Home equity lines	(133)	(189)	(56)	(30)	(453)	(547)	(94)	(17)
Construction	(117)	(159)	(42)	(26)	(367)	(328)	39	12
Residential mortgages	(311)	(390)	(79)	(20)	(1,029)	(900)	129	14
Commercial real estate	(40)	(24)	16	67	(53)	(29)	24	83
Consumer:
Direct	(10)	(20)	(10)	(50)	(38)	(42)	(4)	(10)
Indirect	(18)	(35)	(17)	(49)	(63)	(117)	(54)	(46)
Credit cards	(19)	(24)	(5)	(21)	(70)	(64)	6	9

Total charge-offs	(725)	(1,046)	(321)	(31)	(2,355)	(2,529)	(174)	(7)

Recoveries
Commercial	13	9	4	44	35	24	11	46
Real estate:
Home equity lines	8	9	(1)	(11)	31	18	13	72
Construction	-	2	(2)	(100)	9	6	3	50
Residential mortgages	4	4	-	-	15	12	3	25
Commercial real estate	-	3	(3)	(100)	(3)	3	(6)	NM
Consumer:
Direct	2	2	-	-	6	6	-	-
Indirect	7	10	(3)	(30)	26	40	(14)	(35)
Credit cards	1	1	-	-	3	3	-	-

Total recoveries	35	40	(5)	(13)	122	112	10	9

Net charge-offs	(690)	(1,006)	(316)	(31)	(2,233)	(2,417)	(184)	(8)

Allowance for credit losses - ending	$3,141	$3,082	$59	2%	$3,141	$3,082	$59	2%

Components:
Allowance for loan and lease losses	$3,086	$3,024	$62	2%
Unfunded commitments reserve	55	58	(3)	(5)

Allowance for credit losses	$3,141	$3,082

Net charge-offs to average loans (annualized)
Commercial	0.77%	2.15%	(1.38	) %	(64	) %	1.00%	1.67%	(0.67	) %	(40	) %
Real estate:
Home equity lines	3.24	4.51	(1.27)	(28)	3.64	4.42	(0.78)	(18)
Construction	10.21	8.83	1.38	16	9.90	5.46	4.44	81
Residential mortgages	3.89	4.92	(1.03)	(21)	4.35	3.75	0.60	16
Commercial real estate	1.09	0.51	0.58	NM	0.49	0.21	0.28	NM
Consumer:
Direct	0.54	1.41	(0.87)	(62)	0.77	0.96	(0.19)	(20)
Indirect	0.56	1.50	(0.94)	(63)	0.69	1.58	(0.89)	(56)
Credit cards	6.81	9.39	(2.58)	(28)	8.45	8.47	(0.02)	-
Total net charge-offs to total average loans	2.42	3.33	(0.91)	(27)	2.63	2.63	-	-

Period Ended
Nonaccrual/nonperforming loans
Commercial	$325	$595	($270)	(45	) %
Real estate:
Home equity lines	292	280	12	4
Construction	1,297	1,582	(285)	(18)
Residential mortgages	1,928	2,645	(717)	(27)
Commercial real estate	485	303	182	60
Consumer loans	46	39	7	18

Total nonaccrual/nonperforming loans	4,373	5,444	(1,071)	(20)
Other real estate owned (“OREO”)	645	572	73	13
Other repossessed assets	51	79	(28)	(36)

Total nonperforming assets	$5,069	$6,095	($1,026)	(17)

Restructured loans (accruing)	$2,516	$1,344	$1,172	87%

Total accruing loans past due 90 days or more [3]	$1,580	$1,509	$71	5

Total nonperforming loans to total loans	3.80%	4.67%	(0.87	) %	(19	) %
Total nonperforming assets to total loans plus OREO, other repossessed assets, and nonperforming LHFS	4.38	5.20	(0.82)	(16)
Allowance to period-end loans	2.69	2.61	0.08	3
Allowance to nonperforming loans	71.07	56.67	14.40	25
Allowance to annualized net charge-offs	1.13	x	0.76	x	0.37	x	49

[1]	“NM”- Not meaningful. Those changes over 100 percent were not considered to be meaningful.
[2]

Beginning in the fourth quarter of 2009, SunTrust began recording the provision for unfunded commitments within the provision for credit losses in the Consolidated Statements of Income/(Loss). Including the current provision for unfunded commitments, the provision for credit losses was $615 million and $2.1 billion for the three and nine months ended September 30, 2010. Considering the immateriality of this provision, prior to the fourth quarter of 2009 the provision for unfunded commitments remains classified within other noninterest expense in the Consolidated Statements of Income/(Loss).

[3]

Total accruing loans past due 90 days or more contain loans that are guaranteed by governmental entities. These loans were $1.4 billion and $1.2 billion at September 30, 2010 and September 30, 2009, respectively.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER OTHER FINANCIAL DATA

(Dollars in millions) (Unaudited)

Three Months Ended
September 30	June 30	Increase/(Decrease)	March 31	December 31	September 30
2010	2010	Amount	%[1]	2010	2009	2009
CREDIT DATA
Allowance for credit losses - beginning	$3,216	$3,276	($60)	(2	) %	$3,235	$3,082	$2,925
Provision for loan losses	620	702	(82)	(12)	877	917	1,134
Provision for unfunded commitments [2]	(5)	(40)	35	88	(15)	57	29
Charge-offs
Commercial	(77)	(98)	(21)	(21)	(107)	(111)	(205)
Real estate:
Home equity lines	(133)	(150)	(17)	(11)	(170)	(168)	(189)
Construction	(117)	(155)	(38)	(25)	(95)	(180)	(159)
Residential mortgages	(311)	(298)	13	4	(420)	(336)	(390)
Commercial real estate	(40)	(13)	27	NM	-	(3)	(24)
Consumer:
Direct	(10)	(14)	(4)	(29)	(14)	(14)	(20)
Indirect	(18)	(18)	-	-	(27)	(35)	(35)
Credit cards	(19)	(22)	(3)	(14)	(29)	(22)	(24)

Total charge-offs	(725)	(768)	(43)	(6)	(862)	(869)	(1,046)

Recoveries
Commercial	13	11	2	18	11	15	9
Real estate:
Home equity lines	8	13	(5)	(38)	10	13	9
Construction	-	5	(5)	(100)	4	1	2
Residential mortgages	4	5	(1)	(20)	6	6	4
Commercial real estate	-	-	-	-	(3)	-	3
Consumer:
Direct	2	2	-	-	2	2	2
Indirect	7	9	(2)	(22)	10	10	10
Credit cards	1	1	-	-	1	1	1

Total recoveries	35	46	(11)	(24)	41	48	40

Net charge-offs	(690)	(722)	(32)	(4)	(821)	(821)	(1,006)

Allowance for credit losses-ending	$3,141	$3,216	($75)	(2	) %	$3,276	$3,235	$3,082

Components:
Allowance for loan and lease losses	$3,086	$3,156	($70)	(2	) %	$3,176	$3,120	$3,024
Unfunded commitments reserve	55	60	(5)	(8)	100	115	58

Allowance for credit losses	$3,141	$3,216	$3,276	$3,235	$3,082

Net charge-offs to average loans (annualized)
Commercial	0.77%	1.06%	(0.29	) %	(27	) %	1.13%	1.14%	2.15%
Real estate:
Home equity lines	3.24	3.55	(0.31)	(9)	4.11	3.91	4.51
Construction	10.21	13.05	(2.84)	(22)	6.30	11.38	8.83
Residential mortgages	3.89	3.81	0.08	2	5.57	4.35	4.92
Commercial real estate	1.09	0.33	0.76	NM	0.08	0.06	0.51
Consumer:
Direct	0.54	0.87	(0.33)	(38)	0.92	0.96	1.41
Indirect	0.56	0.51	0.05	10	0.98	1.50	1.50
Credit cards	6.81	7.92	(1.11)	(14)	10.48	8.51	9.39
Total net charge-offs to total average loans	2.42	2.57	(0.15)	(6)	2.91	2.83	3.33

Period Ended
Nonaccrual/nonperforming loans
Commercial	$325	$368	($43)	(12	) %	$379	$484	$595
Real estate:
Home equity lines	292	290	2	1	286	289	280
Construction	1,297	1,360	(63)	(5)	1,585	1,484	1,582
Residential mortgages	1,928	2,128	(200)	(9)	2,436	2,716	2,645
Commercial real estate	485	515	(30)	(6)	464	392	303
Consumer loans	46	38	8	21	35	37	39

Total nonaccrual/nonperforming loans	4,373	4,699	(326)	(7)	5,185	5,402	5,444
OREO	645	700	(55)	(8)	628	620	572
Other repossessed assets	51	64	(13)	(21)	70	79	79
Nonperforming LHFS	-	-	-	-	160	-	-

Total nonperforming assets	$5,069	$5,463	($394)	(7)	$6,043	$6,101	$6,095

Restructured loans (accruing)	$2,516	$2,269	$247	11%	$1,908	$1,641	$1,344

Total accruing loans past due 90 days or more [3]	$1,580	$1,376	$204	15%	$1,475	$1,500	$1,509

Total nonperforming loans to total loans	3.80%	4.16%	(0.36	) %	(9	) %	4.55%	4.75%	4.67%

Total nonperforming assets to total loans plus OREO, other repossessed assets, and nonperforming LHFS	4.38	4.81	(0.43)	(9)	5.26	5.33	5.20
Allowance to period-end loans	2.69	2.81	(0.12)	(4)	2.80	2.76	2.61
Allowance to nonperforming loans	71.07	67.64	3.43	5	61.74	58.86	56.67
Allowance to annualized net charge-offs	1.13	x	1.09	x	0.04	x	4	0.95	x	0.96	x	0.76	x

[1]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.
[2]

Beginning in the fourth quarter of 2009, SunTrust began recording the provision for unfunded commitments within the provision for credit losses in the Consolidated Statements of Income/(Loss). Including the current provision for unfunded commitments, the provision for credit losses was $615 million, $662 million, $862 million, and $974 million for the three months ended September 30, 2010, June 30, 2010, March 31, 2010, and December 31, 2009, respectively. Considering the immateriality of this provision, prior to the fourth quarter of 2009, the provision for unfunded commitments remains classified within other noninterest expense in the Consolidated Statements of Income/(Loss).

[3]

Total accruing loans past due 90 days or more contain loans that are guaranteed by governmental entities. These loans were $1.4 billion, $1.2 billion, $1.3 billion, $1.3 billion, and $1.2 billion at September 30, 2010, June 30, 2010, March 31, 2010, December 31, 2009, and September 30, 2009, respectively.

SunTrust Banks, Inc. and Subsidiaries

OTHER FINANCIAL DATA (continued)

(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended September 30					Nine Months Ended September 30
	Core Deposit Intangibles	Mortgage Servicing Rights- Amortized Cost	Mortgage Servicing Rights- Fair Value	Other	Total	Core Deposit Intangibles	Mortgage Servicing Rights- Amortized Cost	Mortgage Servicing Rights- Fair Value	Other	Total
OTHER INTANGIBLE ASSET ROLLFORWARD
Balance, beginning of period	$123	$680	$642	$72	$1,517	$145	$810	$-	$80	$1,035
Designated at fair value (transfers from amortized cost)	-	-	-	-	-	-	(188)	188	-	-
Amortization	(10)	(41)	-	(4)	(55)	(32)	(171)	-	(12)	(215)
Mortgage servicing rights (“MSRs”) originated	-	-	206	-	206	-	-	585	-	585
MSRs impairment recovery	-	1	-	-	1	-	189	-	-	189
Fair value changes due to inputs and assumptions	-	-	(45)	-	(45)	-	-	70	-	70
Other changes in fair value	-	-	(20)	-	(20)	-	-	(60)	-	(60)

Balance, September 30, 2009	$113	$640	$783	$68	$1,604	$113	$640	$783	$68	$1,604

Balance, beginning of period	$85	$-	$1,298	$60	$1,443	$104	$604	$936	$67	$1,711
Designated at fair value (transfers from amortized cost)	-	-	-	-	-	-	(604)	604	-	-
Fair value change due to fair value election	-	-	-	-	-	-	-	145	-	145
Amortization	(10)	-	-	(3)	(13)	(29)	-	-	(10)	(39)
MSRs originated	-	-	64	-	64	-	-	198	-	198
Fair value changes due to inputs and assumptions	-	-	(241)	-	(241)	-	-	(643)	-	(643)
Other changes in fair value	-	-	(49)	-	(49)	-	-	(168)	-	(168)

Balance, September 30, 2010	$75	$-	$1,072	$57	$1,204	$75	$-	$1,072	$57	$1,204

	Three Months Ended
	September 30 2010	June 30 2010	March 31 2010	December 31 2009	September 30 2009
COMMON SHARE ROLLFORWARD (000’s)
Beginning balance	499,929	499,858	499,157	499,147	498,786
Common shares issued/exchanged for employee benefit plans, stock option, and restricted stock activity	26	71	701	10	361

Ending balance	499,955	499,929	499,858	499,157	499,147

COMMON STOCK REPURCHASE ACTIVITY (000’s)
Number of common shares repurchased [1]	-	-	-	-	-
Average price per share of repurchased common shares	$-	$-	$-	$-	$-
Maximum number of common shares that may yet be purchased under repurchase plans or programs	30,000	30,000	30,000	30,000	30,000

[1]

This figure includes shares repurchased pursuant to SunTrust’s employee stock option plans, pursuant to which participants may pay the exercise price upon exercise of SunTrust stock options by surrendering shares of SunTrust common stock which the participant already owns.

SunTrust Banks, Inc. and Subsidiaries

RECONCILEMENT OF NON-GAAP MEASURES

APPENDIX A TO THE EARNINGS RELEASE

(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended									Nine Months Ended
	September 30 2010	June 30 2010		March 31 2010		December 31 2009		September 30 2009		September 30 2010		September 30 2009
NON-GAAP MEASURES PRESENTED IN THE EARNINGS RELEASE [8]
Net income/(loss)	$153	$12		($161)		($248)		($317)		$5		($1,316)
Securities (gains)/losses, net of tax	(43)	(35)		(1)		(45)		(29)		(79)		(16)

Net income/(loss) excluding securities (gains)/losses, net of tax	110	(23)		(162)		(293)		(346)		(74)		(1,332)
The Coca-Cola Company stock dividend, net of tax	(12)	(12)		(12)		(11)		(11)		(36)		(33)

Net income/(loss) excluding securities (gains)/losses and The Coca-Cola Company stock dividend, net of tax	98	(35)		(174)		(304)		(357)		(110)		(1,365)
Preferred dividends, Series A	(2)	(2)		(2)		(2)		(2)		(6)		(12)
U.S. Treasury preferred dividends and accretion of discount	(67)	(66)		(66)		(66)		(66)		(199)		(199)
Dividends and undistributed earnings allocated to unvested shares	-	-		-		-		3		(1)		16
Gain on purchase of Series A preferred stock	-	-		-		-		5		-		94

Net income/(loss) available to common shareholders excluding securities (gains)/losses and The Coca-Cola Company stock dividend	$29	($103)		($242)		($372)		($417)		($316)		($1,466)

Total average assets	$171,999	$171,273		$171,429		$174,041		$172,463		$171,569		$175,915
Average net unrealized securities gains	(2,395)	(1,969)		(1,884)		(1,986)		(1,607)		(2,085)		(1,486)

Average assets less net unrealized securities gains	$169,604	$169,304		$169,545		$172,055		$170,856		$169,484		$174,429

Total average common shareholders’ equity	$18,159	$17,387		$17,419		$17,467		$17,556		$17,658		$17,135
Average accumulated other comprehensive income	(1,721)	(998)		(889)		(698)		(504)		(1,206)		(690)

Total average realized common shareholders’ equity	$16,438	$16,389		$16,530		$16,769		$17,052		$16,452		$16,445

Return on average total assets	0.35%	0.03%		(0.38	) %	(0.57	) %	(0.73	) %	-%		(1.00	) %
Impact of excluding net realized and unrealized securities (gains)/losses and The Coca-Cola Company stock dividend	(0.12)	(0.11)		(0.04)		(0.13)		(0.10)		(0.09)		(0.05)

Return on average total assets less net unrealized securities gains [1]	0.23%	(0.08	) %	(0.42	) %	(0.70	) %	(0.83	) %	(0.09	) %	(1.05	) %

Return on average common shareholders’ equity	1.83%	(1.29	) %	(5.34	) %	(7.19	) %	(8.52	) %	(1.53	) %	(11.06	) %
Impact of excluding net realized and unrealized securities (gains)/losses and The Coca-Cola Company stock dividend	(1.13)	(1.24)		(0.59)		(1.62)		(1.18)		(1.04)		(0.85)

Return on average realized common shareholders’ equity [2]	0.70%	(2.53	) %	(5.93)%		(8.81	) %	(9.70	) %	(2.57	) %	(11.91	) %

Efficiency ratio [3]	64.80%	69.57%		71.60%		74.58%		73.53%		68.45%		80.45%
Impact of excluding amortization/impairment of goodwill/intangible assets other than MSRs	(0.56)	(0.61)		(0.69)		(0.62)		(0.71)		(0.62)		(12.51)

Tangible efficiency ratio [4]	64.24%	68.96%		70.91%		73.96%		72.82%		67.83%		67.94%

Total shareholders’ equity	$23,438	$23,024		$22,620		$22,531		$22,908
Goodwill, net of deferred taxes	(6,192)	(6,197)		(6,202)		(6,204)		(6,205)
Other intangible assets including MSRs, net of deferred taxes	(1,174)	(1,409)		(1,761)		(1,671)		(1,560)
MSRs	1,072	1,298		1,641		1,539		1,423

Tangible equity	17,144	16,716		16,298		16,195		16,566
Preferred stock	(4,936)	(4,929)		(4,923)		(4,917)		(4,911)

Tangible common equity	$12,208	$11,787		$11,375		$11,278		$11,655

Total assets	$174,703	$170,668		$171,796		$174,165		$172,718
Goodwill	(6,323)	(6,323)		(6,323)		(6,319)		(6,314)
Other intangible assets including MSRs	(1,204)	(1,443)		(1,800)		(1,711)		(1,604)
MSRs	1,072	1,298		1,641		1,539		1,423

Tangible assets	$168,248	$164,200		$165,314		$167,674		$166,223

Tangible equity to tangible assets [5]	10.19%	10.18%		9.86%		9.66%		9.96%
Tangible book value per common share [6]	$24.42	$23.58		$22.76		$22.59		$23.35

Net interest income	$1,238	$1,178		$1,171		$1,176		$1,137		$3,587		$3,289
Taxable-equivalent adjustment	28	30		31		31		31		89		93

Net interest income - FTE	1,266	1,208		1,202		1,207		1,168		3,676		3,382
Noninterest income	1,047	952		698		742		775		2,697		2,968

Total revenue - FTE	2,313	2,160		1,900		1,949		1,943		6,373		6,350
Securities (gains)/losses, net	(69)	(57)		(2)		(73)		(47)		(128)		(25)

Total revenue - FTE excluding net securities (gains)/losses [7]	$2,244	$2,103		$1,898		$1,876		$1,896		$6,245		$6,325

[1]

SunTrust presents a return on average assets less net unrealized gains on securities. The foregoing numbers primarily reflect adjustments to remove the effects of the securities portfolio which includes the ownership by the Company of common shares of The Coca-Cola Company. The Company uses this information internally to gauge its actual performance in the industry. The Company believes that the return on average assets less the net unrealized securities gains is more indicative of the Company’s return on assets because it more accurately reflects the return on the assets that are related to the Company’s core businesses which are primarily client relationship and client transaction driven. The return on average assets less net unrealized gains on securities is computed by dividing annualized net income/(loss), excluding securities (gains)/losses and The Coca-Cola Company stock dividend, net of tax, by average assets less net unrealized securities gains.

[2]

SunTrust believes that the return on average realized common shareholders’ equity is more indicative of the Company’s return on equity because the excluded equity relates primarily to the holding of a specific security. The return on average realized common shareholders’ equity is computed by dividing annualized net income/(loss) available to common shareholders, excluding securities (gains)/losses and The Coca-Cola Company stock dividend, net of tax, by average realized common shareholders’ equity.

[3]

Computed by dividing noninterest expense by total revenue - FTE. The FTE basis adjusts for the tax favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[4]

SunTrust presents a tangible efficiency ratio which excludes the amortization/impairment of goodwill/intangible assets other than MSRs. The Company believes this measure is useful to investors because, by removing the effect of these intangible asset costs (the level of which may vary from company to company), it allows investors to more easily compare the Company’s efficiency to other companies in the industry. This measure is utilized by management to assess the efficiency of the Company and its lines of business.

[5]

SunTrust presents a tangible equity to tangible assets ratio that excludes the after-tax impact of purchase accounting intangible assets. The Company believes this measure is useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity (the level of which may vary from company to company), it allows investors to more easily compare the Company’s capital adequacy to other companies in the industry. This measure is used by management to analyze capital adequacy.

[6]

SunTrust presents a tangible book value per common share that excludes the after-tax impact of purchase accounting intangible assets and also excludes preferred stock from tangible equity. The Company believes this measure is useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity as well as preferred stock (the level of which may vary from company to company), it allows investors to more easily compare the Company’s book value on common stock to other companies in the industry.

[7]

SunTrust presents total revenue - FTE excluding net securities (gains)/losses. The Company believes noninterest income without net securities (gains)/losses is more indicative of the Company’s performance because it isolates income that is primarily client relationship and client transaction driven and is more indicative of normalized operations.

[8]

Certain amounts in this schedule are presented net of applicable income taxes, which are calculated based on each subsidiary’s federal and state tax rates and laws. In general, the federal marginal tax rate is 35%, but the state marginal tax rates range from 1% to 8% in accordance with the subsidiary’s income tax filing requirements with various tax authorities. In addition, the effective tax rate may differ from the federal and state marginal tax rates in certain cases where a permanent difference exists.

SunTrust Banks, Inc. and Subsidiaries

RECONCILEMENT OF NON-GAAP MEASURES

APPENDIX A TO THE EARNINGS RELEASE, continued

(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended					Nine Months Ended
	September 30 2010	June 30 2010	March 31 2010	December 31 2009	September 30 2009	September 30 2010	September 30 2009
NON-GAAP MEASURES PRESENTED IN THE EARNINGS RELEASE [2]
Total noninterest expense	$1,499	$1,503	$1,361	$1,454	$1,429	$4,362	$5,109
Goodwill/intangible impairment charges other than MSRs	-	-	-	-	-	-	751

Total noninterest expense excluding goodwill/intangible impairment charges other than MSRs[1]	$1,499	$1,503	$1,361	$1,454	$1,429	$4,362	$4,358

Net income/(loss)	$153	$12	($161)	($248)	($317)	$5	($1,316)
Goodwill/intangible impairment charges other than MSRs, after tax	-	-	-	-	-	-	724

Net income/(loss) excluding goodwill/intangible impairment charges other than MSRs, after tax[1]	$153	$12	($161)	($248)	($317)	$5	($592)

Net income/(loss) available to common shareholders	$84	($56)	($229)	($316)	($377)	($201)	($1,417)
Goodwill/intangible impairment charges other than MSRs attributable to common shareholders, after tax	-	-	-	-	-	-	715

Net income/(loss) available to common shareholders excluding goodwill/intangible impairment charges other than MSRs, after tax[1]	$84	($56)	($229)	($316)	($377)	($201)	($702)

Net income/(loss) per average common share, diluted	$0.17	($0.11)	($0.46)	($0.64)	($0.76)	($0.41)	($3.41)
Impact of excluding goodwill/intangible impairment charges other than MSRs attributable to common shareholders, after tax	-	-	-	-	-	-	1.72

Net income/(loss) per average diluted common share, excluding goodwill/intangible impairment charges other than MSRs, after tax[1]	$0.17	($0.11)	($0.46)	($0.64)	($0.76)	($0.41)	($1.69)

SUPPLEMENTAL INCOME STATEMENT RECONCILIATION
Net income/(loss)	$153	$12	($161)	($248)	($317)	$5	($1,316)
Preferred dividends, Series A	(2)	(2)	(2)	(2)	(2)	(6)	(12)
U.S. Treasury preferred dividends and accretion of discount	(67)	(66)	(66)	(66)	(66)	(199)	(199)
Dividends and undistributed earnings allocated to unvested shares	-	-	-	-	3	(1)	16
Gain on purchase of Series A preferred stock	-	-	-	-	5	-	94

Net income/(loss) available to common shareholders	$84	($56)	($229)	($316)	($377)	($201)	($1,417)

[1]

SunTrust presents noninterest expense, net income/(loss), net income/(loss) available to common shareholders, and net income/(loss) per average common diluted share that excludes the portion of the impairment charges on goodwill and intangible assets other than MSRs allocated to the common shareholders. The Company believes these measures are useful to investors, because removing the non-cash impairment charges provides a more representative view of normalized operations and the measures also allow better comparability with peers in the industry who also provide a similar presentation when applicable. In addition, management uses the measures internally to analyze performance.

[2]

Certain amounts in this schedule are presented net of applicable income taxes, which are calculated based on each subsidiary’s federal and state tax rates and laws. In general, the federal marginal tax rate is 35%, but the state marginal tax rates range from 1% to 8% in accordance with the subsidiary’s income tax filing requirements with various tax authorities. In addition, the effective tax rate may differ from the federal and state marginal tax rates in certain cases where a permanent difference exists.

SunTrust Banks, Inc. and Subsidiaries

RETAIL BANKING LINE OF BUSINESS

(Dollars in thousands) (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30 2010	September 30 2009	% Change[3]	September 30 2010	September 30 2009	% Change[3]

Statements of Income

Net interest income[1]	$640,725	$599,677	7%	$1,901,966	$1,735,823	10%
FTE adjustment	9	12	(25)	28	45	(38)

Net interest income - FTE	640,734	599,689	7	1,901,994	1,735,868	10
Provision for credit losses[2]	229,385	328,326	(30)	764,825	941,791	(19)

Net interest income after provision for credit losses - FTE	411,349	271,363	52	1,137,169	794,077	43

Noninterest income before securities gains/(losses)	278,009	295,716	(6)	855,686	857,033	-
Securities gains/(losses), net	-	-	-	-	-	-

Total noninterest income	278,009	295,716	(6)	855,686	857,033	-

Noninterest expense before amortization/impairment of goodwill/intangible assets	602,536	566,444	6	1,789,581	1,722,141	4
Amortization/impairment of goodwill/intangible assets	10,052	10,536	(5)	30,272	206,300	(85)

Total noninterest expense	612,588	576,980	6	1,819,853	1,928,441	(6)

Income/(loss) before provision/(benefit) for income taxes	76,770	(9,901)	NM	173,002	(277,331)	NM
Provision/(benefit) for income taxes	28,139	(3,730)	NM	63,032	(104,249)	NM
FTE adjustment	9	12	(25)	28	45	(38)

Net income/(loss) including income attributable to noncontrolling interest	48,622	(6,183)	NM	109,942	(173,127)	NM
Less: net income attributable to noncontrolling interest	-	-	-	-	-	-

Net income/(loss)	$48,622	($6,183)	NM	$109,942	($173,127)	NM

Total revenue - FTE	$918,743	$895,405	3	$2,757,680	$2,592,901	6

Selected Average Balances

Total loans	$33,324,896	$32,974,511	1%	$32,851,824	$33,440,008	(2	) %
Goodwill	4,854,582	4,854,582	-	4,854,582	4,910,103	(1)
Other intangible assets excluding MSRs	87,012	126,428	(31)	97,356	137,329	(29)
Total assets	38,892,934	38,859,492	-	38,654,361	39,565,029	(2)
Consumer and commercial deposits	75,278,806	73,587,107	2	74,714,547	72,644,950	3

Performance Ratios

Efficiency ratio	66.68%	64.44%		65.99%	74.37%
Impact of excluding amortization/impairment of goodwill/intangible assets	(4.91)	(5.13)		(4.90)	(12.25)

Tangible efficiency ratio	61.77%	59.31%		61.09%	62.12%

[1]

Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholder’s equity is not allocated to the lines of business at this time.

[2]	Provision for credit losses represents net charge-offs for the lines of business.
[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

DIVERSIFIED COMMERCIAL BANKING LINE OF BUSINESS

(Dollars in thousands) (Unaudited)

	Three Months Ended				Nine Months Ended
	September 30 2010	September 30 2009	% Change[3]		September 30 2010	September 30 2009	% Change[3]

Statements of Income

Net interest income[1]	$139,736	$122,947	14%		$399,094	$338,985	18%
FTE adjustment	25,940	26,820	(3)		79,571	80,225	(1)

Net interest income - FTE	165,676	149,767	11		478,665	419,210	14
Provision for credit losses[2]	23,395	20,477	14		87,622	84,926	3

Net interest income after provision for credit losses - FTE	142,281	129,290	10		391,043	334,284	17

Noninterest income before securities gains/(losses)	59,371	63,615	(7)		165,857	181,294	(9)
Securities gains/(losses), net	-	-	-		-	-	-

Total noninterest income	59,371	63,615	(7)		165,857	181,294	(9)

Noninterest expense before amortization of intangible assets	104,985	111,669	(6)		330,401	348,403	(5)
Amortization of intangible assets	-	-	-		-	-	-

Total noninterest expense	104,985	111,669	(6)		330,401	348,403	(5)

Income before provision/(benefit) for income taxes	96,667	81,236	19		226,499	167,175	35
Provision/(benefit) for income taxes	10,056	3,300	NM		4,925	(19,975)	NM
FTE adjustment	25,940	26,820	(3)		79,571	80,225	(1)

Net income including income attributable to noncontrolling interest	60,671	51,116	19		142,003	106,925	33
Less: net income attributable to noncontrolling interest	-	-	-		-	-	-

Net income	$60,671	$51,116	19		$142,003	$106,925	33

Total revenue - FTE	$225,047	$213,382	5		$644,522	$600,504	7

Selected Average Balances

Total loans	$22,130,884	$24,409,631	(9	) %	$22,503,738	$24,888,074	(10	) %
Goodwill	927,520	927,520	-		927,520	927,520	-
Total assets	24,383,540	26,850,350	(9)		24,820,306	27,246,051	(9)
Consumer and commercial deposits	17,736,424	18,180,543	(2)		18,417,569	16,658,934	11

Performance Ratios

Efficiency ratio	46.65%	52.33%			51.26%	58.02%
Impact of excluding amortization of intangible assets	(2.11)	(2.59)			(2.43)	(3.02)

Tangible efficiency ratio	44.54%	49.74%			48.83%	55.00%

[1]

Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholder’s equity is not allocated to the lines of business at this time.

[2]	Provision for credit losses represents net charge-offs for the lines of business.
[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

COMMERCIAL REAL ESTATE LINE OF BUSINESS

(Dollars in thousands) (Unaudited)

	Three Months Ended				Nine Months Ended
	September 30 2010	September 30 2009	% Change[3]		September 30 2010	September 30 2009	% Change[3]
Statements of Income

Net interest income[1]	$37,742	$44,218	(15	) %	$121,653	$130,509	(7	) %
FTE adjustment	11	9	22		30	29	3

Net interest income - FTE	37,753	44,227	(15)		121,683	130,538	(7)
Provision for credit losses[2]	156,228	147,470	6		344,002	263,741	30

Net interest income after provision for credit losses - FTE	(118,475)	(103,243)	15		(222,319)	(133,203)	67

Noninterest income before securities gains/(losses)	21,398	19,461	10		61,195	71,364	(14)
Securities gains/(losses), net	-	-	-		-	-	-

Total noninterest income	21,398	19,461	10		61,195	71,364	(14)

Noninterest expense before amortization/impairment of goodwill/intangible assets	121,397	158,663	(23)		333,363	306,008	9
Amortization/impairment of goodwill/intangible assets	-	-	-		-	299,241	(100)

Total noninterest expense	121,397	158,663	(23)		333,363	605,249	(45)

Loss before benefit for income taxes	(218,474)	(242,445)	(10)		(494,487)	(667,088)	(26)
Provision/(benefit) for income taxes	(105,261)	(101,773)	3		(249,802)	(193,509)	29
FTE adjustment	11	9	22		30	29	3

Net loss including income attributable to noncontrolling interest	(113,224)	(140,681)	(20)		(244,715)	(473,608)	(48)
Less: net income attributable to noncontrolling interest	-	-	-		-	-	-

Net loss	($113,224)	($140,681)	(20)		($244,715)	($473,608)	(48)

Total revenue - FTE	$59,151	$63,688	(7)		$182,878	$201,902	(9)

Selected Average Balances

Total loans	$9,286,914	$12,100,601	(23	) %	$10,016,353	$12,717,158	(21	) %
Goodwill	-	-	-		-	98,651	(100)
Total assets	10,304,780	13,199,325	(22)		11,076,118	13,854,126	(20)
Consumer and commercial deposits	1,435,838	2,057,839	(30)		1,592,248	1,798,786	(11)

Performance Ratios

Efficiency ratio	205.23%	249.13%			182.29%	299.77%
Impact of excluding amortization/impairment of goodwill/intangible assets	-	-			-	(150.79)

Tangible efficiency ratio	205.23%	249.13%			182.29%	148.98%

[1]

Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholder’s equity is not allocated to the lines of business at this time.

[2]	Provision for credit losses represents net charge-offs for the lines of business.
[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

CORPORATE AND INVESTMENT BANKING LINE OF BUSINESS

(Dollars in thousands) (Unaudited)

	Three Months Ended				Nine Months Ended
	September 30 2010	September 30 2009	% Change[3]		September 30 2010	September 30 2009	% Change[3]

Statements of Income

Net interest income[1]	$98,675	$69,344	42%		$273,172	$222,268	23%
FTE adjustment	350	449	(22)		1,132	1,929	(41)

Net interest income - FTE	99,025	69,793	42		274,304	224,197	22
Provision for credit losses[2]	341	115,289	(100)		36,505	235,718	(85)

Net interest income after provision for credit losses - FTE	98,684	(45,496)	NM		237,799	(11,521)	NM

Noninterest income before securities gains/(losses)	195,277	172,709	13		447,183	497,300	(10)
Securities gains/(losses), net	-	-	-		-	-	-

Total noninterest income	195,277	172,709	13		447,183	497,300	(10)

Noninterest expense before amortization of intangible assets	119,995	123,131	(3)		350,637	363,509	(4)
Amortization of intangible assets	-	122	(100)		-	366	(100)

Total noninterest expense	119,995	123,253	(3)		350,637	363,875	(4)

Income before provision for income taxes	173,966	3,960	NM		334,345	121,904	NM
Provision/(benefit) for income taxes	65,224	1,064	NM		125,104	44,451	NM
FTE adjustment	350	449	(22)		1,132	1,929	(41)

Net income including income attributable to noncontrolling interest	108,392	2,447	NM		208,109	75,524	NM
Less: net income attributable to noncontrolling interest	7	-	-		15	-	-

Net income	$108,385	$2,447	NM		$208,094	$75,524	NM

Total revenue - FTE	$294,302	$242,502	21		$721,487	$721,497	-

Selected Average Balances

Total loans	$11,306,689	$12,256,490	(8	) %	$11,062,236	$13,688,417	(19	) %
Goodwill	180,008	180,008	-		180,008	180,008	-
Other intangible assets excluding MSRs	-	60	(100)		-	184	(100)
Total assets	21,258,370	19,810,510	7		19,947,114	22,487,988	(11)
Consumer and commercial deposits	6,867,894	5,258,516	31		6,424,034	5,884,111	9

Performance Ratios

Efficiency ratio	40.77%	50.83%			48.60%	50.43%
Impact of excluding amortization of intangible assets	(0.28)	(0.50)			(0.42)	(0.49)

Tangible efficiency ratio	40.49%	50.33%			48.18%	49.94%

[1]

Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholder’s equity is not allocated to the lines of business at this time.

[2]	Provision for credit losses represents net charge-offs for the lines of business.
[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

MORTGAGE LINE OF BUSINESS

(Dollars in thousands) (Unaudited)

	Three Months Ended				Nine Months Ended
	September 30 2010	September 30 2009	% Change[3]		September 30 2010	September 30 2009	% Change[3]

Statements of Income

Net interest income[1]	$118,201	$123,364	(4	) %	$321,043	$393,406	(18	) %
FTE adjustment	-	-	-		-	-	-

Net interest income - FTE	118,201	123,364	(4)		321,043	393,406	(18)
Provision for credit losses[2]	265,422	354,935	(25)		956,028	828,417	15

Net interest income after provision for credit losses - FTE	(147,221)	(231,571)	(36)		(634,985)	(435,011)	46

Noninterest income before securities gains/(losses)	271,903	82,707	NM		398,762	724,706	(45)
Securities gains/(losses), net	(37)	(2,407)	(98)		(1,991)	(28,458)	(93)

Total noninterest income	271,866	80,300	NM		396,771	696,248	(43)

Noninterest expense before amortization/impairment of goodwill/intangible assets	294,417	264,941	11		806,987	875,906	(8)
Amortization/impairment of goodwill/intangible assets	-	30	(100)		-	279,088	(100)

Total noninterest expense	294,417	264,971	11		806,987	1,154,994	(30)

Loss before benefit for income taxes	(169,772)	(416,242)	(59)		(1,045,201)	(893,757)	17
Provision/(benefit) for income taxes	(65,499)	(159,707)	(59)		(399,877)	(188,189)	NM
FTE adjustment	-	-	-		-	-	-

Net loss including income attributable to noncontrolling interest	(104,273)	(256,535)	(59)		(645,324)	(705,568)	(9)
Less: net income attributable to noncontrolling interest	161	441	(63)		602	2,617	(77)

Net loss	($104,434)	($256,976)	(59)		($645,926)	($708,185)	(9)

Total revenue - FTE	$390,067	$203,664	92		$717,814	$1,089,654	(34)

Selected Average Balances

Total loans	$29,043,838	$29,486,318	(2	) %	$28,864,595	$29,815,152	(3	) %
Goodwill	-	-	-		-	93,390	(100)
Other intangible assets excluding MSRs	-	15	(100)		-	45	(100)
Total assets	34,556,200	37,101,968	(7)		34,626,981	37,936,837	(9)
Consumer and commercial deposits	3,440,021	3,225,500	7		2,881,256	3,263,513	(12)

Performance Ratios

Efficiency ratio	75.48%	130.10%			112.42%	106.00%
Impact of excluding amortization/impairment of goodwill/intangible assets	-	(0.01)			-	(25.86)

Tangible efficiency ratio	75.48%	130.09%			112.42%	80.14%

Other Information

Production Data
Channel mix
Retail	$4,002,852	$5,781,415	(31	) %	$11,021,477	$20,300,706	(46	) %
Wholesale	1,863,225	2,681,935	(31)		4,800,783	10,541,033	(54)
Correspondent	2,097,415	3,087,552	(32)		4,781,822	10,872,083	(56)

Total production	$7,963,492	$11,550,902	(31)		$20,604,082	$41,713,822	(51)

Channel mix - percent
Retail	50%	50%			54%	49%
Wholesale	23	23			23	25
Correspondent	27	27			23	26

Total production	100%	100%			100%	100%

Purchase and refinance mix
Refinance	$5,249,918	$6,915,511	(24)		$11,930,669	$30,365,749	(61)
Purchase	2,713,574	4,635,391	(41)		8,673,413	11,348,073	(24)

Total production	$7,963,492	$11,550,902	(31)		$20,604,082	$41,713,822	(51)

Purchase and refinance mix - percent
Refinance	66%	60%			58%	73%
Purchase	34	40			42	27

Total production	100%	100%			100%	100%

Applications	$16,435,881	$13,356,169	23		$39,222,933	$62,504,748	(37)

Mortgage Servicing Data (End of Period)
Total loans serviced	$176,550,018	$177,557,012	(1	) %
Total loans serviced for others	143,580,297	145,179,846	(1)
Net carrying value of MSRs	1,071,904	1,422,716	(25)
Ratio of net carrying value of MSRs to total loans serviced for others	0.747%	0.980%

[1]

Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholder’s equity is not allocated to the lines of business at this time.

[2]	Provision for credit losses represents net charge-offs for the lines of business.
[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

WEALTH AND INVESTMENT MANAGEMENT LINE OF BUSINESS

(Dollars in thousands) (Unaudited)

	Three Months Ended				Nine Months Ended
	September 30 2010	September 30 2009	% Change[3]		September 30 2010	September 30 2009	% Change[3]

Statements of Income

Net interest income[1]	$112,161	$104,540	7%		$328,228	$291,296	13%
FTE adjustment	5	4	25		13	23	(43)

Net interest income - FTE	112,166	104,544	7		328,241	291,319	13
Provision for credit losses[2]	15,152	39,165	(61)		44,202	61,420	(28)

Net interest income after provision for credit losses - FTE	97,014	65,379	48		284,039	229,899	24

Noninterest income before securities gains/(losses)	196,377	187,249	5		578,894	547,159	6
Securities gains/(losses), net	(21)	(364)	(94)		19	(240)	NM

Total noninterest income	196,356	186,885	5		578,913	546,919	6

Noninterest expense before amortization of intangible assets	228,623	201,619	13		663,540	627,205	6
Amortization of intangible assets	2,958	2,951	-		8,897	9,411	(5)

Total noninterest expense	231,581	204,570	13		672,437	636,616	6

Income before provision for income taxes	61,789	47,694	30		190,515	140,202	36
Provision/(benefit) for income taxes	22,833	18,032	27		71,549	53,112	35
FTE adjustment	5	4	25		13	23	(43)

Net income including income attributable to noncontrolling interest	38,951	29,658	31		118,953	87,067	37
Less: net income attributable to noncontrolling interest	1,337	-	-		1,472	-	-

Net income	$37,614	$29,658	27		$117,481	$87,067	35

Total revenue - FTE	$308,522	$291,429	6		$907,154	$838,238	8

Selected Average Balances

Total loans	$8,041,320	$8,282,461	(3	) %	$8,079,008	$8,332,394	(3	) %
Goodwill	360,918	352,272	2		359,959	346,862	4
Other intangible assets excluding MSRs	48,618	57,819	(16)		51,652	60,664	(15)
Total assets	9,130,232	9,081,566	1		9,137,264	9,104,574	-
Consumer and commercial deposits	11,735,359	11,462,672	2		11,525,440	10,937,841	5

Performance Ratios

Efficiency ratio	75.06%	70.20%			74.13%	75.95%
Impact of excluding amortization of intangible assets	(2.07)	(2.16)			(2.12)	(2.40)

Tangible efficiency ratio	72.99%	68.04%			72.01%	73.55%

Other Information (End of Period)

Assets under administration
Managed (discretionary) assets	$107,926,569	$114,326,130	(6	) %
Non-managed assets	44,734,972	46,603,904	(4)

Total assets under administration	152,661,541	160,930,034	(5)

Brokerage assets	33,893,710	30,813,365	10
Corporate trust assets	9,117,757	8,159,866	12

Total assets under advisement	$195,673,008	$199,903,265	(2)

[1]

Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholder’s equity is not allocated to the lines of business at this time.

[2]	Provision for credit losses represents net charge-offs for the lines of business.
[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

CORPORATE OTHER AND TREASURY

(Dollars in thousands) (Unaudited)

	Three Months Ended					Nine Months Ended
	September 30 2010	September 30 2009		% Change[2]		September 30 2010	September 30 2009	% Change[2]

Statements of Income

Net interest income	$90,290	$73,368		23%		$241,941	$176,926	37%
FTE adjustment	2,328	3,422		(32)		8,389	10,752	(22)

Net interest income - FTE	92,618	76,790		21		250,330	187,678	33
Provision for credit losses[1]	(74,992)	128,267		NM		(94,580)	674,195	NM

Net interest income after provision for credit losses - FTE	167,610	(51,477)		NM		344,910	(486,517)	NM

Noninterest income before securities gains/(losses)	(44,731)	(93,098)		(52)		61,672	63,938	(4)
Securities gains/(losses), net	69,399	49,463		40		129,827	53,868	NM

Total noninterest income	24,668	(43,635)		NM		191,499	117,806	63

Noninterest expense before amortization of intangible assets	13,892	(11,361)		NM		48,269	70,958	(32)
Amortization of intangible assets	100	102		(2)		300	306	(2)

Total noninterest expense	13,992	(11,259)		NM		48,569	71,264	(32)

Income/(loss) before provision/(benefit) for income taxes	178,286	(83,853)		NM		487,840	(439,975)	NM
Provision/(benefit) for income taxes	58,272	(93,242)		NM		154,907	(227,431)	NM
FTE adjustment	2,328	3,422		(32)		8,389	10,752	(22)

Net income/(loss) including income attributable to noncontrolling interest	117,686	5,967		NM		324,544	(223,296)	NM
Less: net income attributable to noncontrolling interest	2,266	2,289		(1)		6,799	6,868	(1)

Net income/(loss)	$115,420	$3,678		NM		$317,745	($230,164)	NM

Total revenue - FTE	$117,286	$33,155		NM		$441,829	$305,484	45

Selected Average Balances

Total loans	$187,676	$286,200		(34	) %	$209,164	$182,902	14%
Securities available for sale	26,335,558	22,177,238		19		25,787,037	20,032,651	29
Goodwill	-	-		-		-	(1)	100
Other intangible assets excluding MSRs	3,465	3,866		(10)		3,568	3,967	(10)
Total assets	33,473,197	27,560,010		21		33,307,238	25,720,248	29
Consumer and commercial deposits	738,563	714,256		3		711,834	680,373	5

Other Information

Duration of investment portfolio	3.0%	2.5%

Accounting net interest income interest rate sensitivity[3]:
% Change in net interest income under:
Instantaneous 100 bp increase in rates over next 12 months	0.9%	2.3%
Instantaneous 100 bp decrease in rates over next 12 months	0.4%	(0.6	) %

Economic net interest income interest rate sensitivity[3]:
% Change in net interest income under:
Instantaneous 100 bp increase in rates over next 12 months	0.6%	1.8%
Instantaneous 100 bp decrease in rates over next 12 months	0.5%	(0.3	) %

[1]	Provision for credit losses is the difference between net charge-offs recorded by the lines of business and consolidated provision for credit losses.
[2]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.
[3]

The recognition of interest rate sensitivity from an accounting perspective is different from the economic perspective due to the election of fair value accounting for certain long term debt and the related interest rate swaps. The net interest income sensitivity profile from an economic perspective assumes the net interest payments from the related swaps were included in net interest income.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED - SEGMENT TOTALS

(Dollars in thousands) (Unaudited)

	Three Months Ended				Nine Months Ended
	September 30 2010	September 30 2009	% Change[1]		September 30 2010	September 30 2009	% Change[1]

Statements of Income

Net interest income	$1,237,530	$1,137,458	9%		$3,587,097	$3,289,213	9%
FTE adjustment	28,643	30,716	(7)		89,163	93,003	(4)

Net interest income - FTE	1,266,173	1,168,174	8		3,676,260	3,382,216	9
Provision for credit losses	614,931	1,133,929	(46)		2,138,604	3,090,208	(31)

Net interest income after provision for credit losses - FTE	651,242	34,245	NM		1,537,656	292,008	NM

Noninterest income before securities gains/(losses)	977,604	728,359	34		2,569,249	2,942,794	(13)
Securities gains/(losses), net	69,341	46,692	49		127,855	25,170	NM

Total noninterest income	1,046,945	775,051	35		2,697,104	2,967,964	(9)

Noninterest expense before amortization/impairment of goodwill/intangible assets	1,485,845	1,415,106	5		4,322,778	4,314,130	-
Amortization/impairment of goodwill/intangible assets	13,110	13,741	(5)		39,469	794,712	(95)

Total noninterest expense	1,498,955	1,428,847	5		4,362,247	5,108,842	(15)

Income/(loss) before provision/(benefit) for income taxes	199,232	(619,551)	NM		(127,487)	(1,848,870)	(93)
Provision/(benefit) for income taxes	13,764	(336,056)	NM		(230,162)	(635,790)	(64)
FTE adjustment	28,643	30,716	(7)		89,163	93,003	(4)

Net income/(loss) including income attributable to noncontrolling interest	156,825	(314,211)	NM		13,512	(1,306,083)	NM
Less: net income attributable to noncontrolling interest	3,771	2,730	38		8,888	9,485	(6)

Net income/(loss)	$153,054	($316,941)	NM		$4,624	($1,315,568)	100

Total revenue - FTE	$2,313,118	$1,943,225	19		$6,373,364	$6,350,180	-

Selected Average Balances

Total loans	$113,322,217	$119,796,212	(5	) %	$113,586,918	$123,064,105	(8	) %
Goodwill	6,323,028	6,314,382	-		6,322,069	6,556,533	(4)
Other intangible assets excluding MSRs	139,095	188,188	(26)		152,576	202,189	(25)
Total assets	171,999,253	172,463,221	-		171,569,382	175,914,853	(2)
Consumer and commercial deposits	117,232,905	114,486,433	2		116,266,928	111,868,508	4

Performance Ratios

Efficiency ratio	64.80%	73.53%			68.45%	80.45%
Impact of excluding amortization/impairment of goodwill/intangible assets	(0.56)	(0.71)			(0.62)	(12.51)

Tangible efficiency ratio	64.24%	72.82%			67.83%	67.94%

1	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.